UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 16, 2007

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of SL Green Realty Corp. This year’s meeting will be held on Thursday, May 24, 2007 at 10:00 a.m., local time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York.

The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

Stephen L. Green

Chairman of the Board

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York  10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 24, 2007

The 2007 annual meeting of stockholders of SL Green Realty Corp. will be held on Thursday, May 24, 2007 at 10:00 a.m., local time, the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the annual meeting, stockholders will vote upon the following proposals:

1.     To elect one Class I director to serve until the 2010 annual meeting of stockholders and until his successor is duly elected and qualified;

2.     To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.     To authorize and approve our amended and restated 2005 Stock Option and Incentive Plan in order to increase the number of shares that may be issued pursuant to such plan;

4.     To authorize and approve articles of amendment and restatement of our Articles of Incorporation in order to (i) increase the number of authorized shares of common stock and (ii) make various ministerial changes to our current Articles of Incorporation; and

5.     To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 20, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten calendar days prior to the annual meeting, between the hours of 8:30 a.m. and 4:30 p.m., local time, at our corporate offices located at 420 Lexington Avenue, New York, New York  10170-1881. You may arrange to review this list by contacting our Secretary, Andrew S. Levine.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Directors

Andrew S. Levine
Secretary

New York, New York
April 16, 2007

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

i

ii

SL GREEN REALTY CORP.

420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

to be held on May 24, 2007

We are sending this proxy statement and the enclosed proxy card to our stockholders on or about April 16, 2007 in connection with the solicitation of proxies by the Board of Directors of SL Green Realty Corp. for use at the 2007 annual meeting of stockholders to be held on Thursday, May 24, 2007 at 10:00 a.m., local time, the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a stockholder of our common stock at the close of business on March 20, 2007, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•       to vote upon the election of one Class I director;

•       to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

•       to authorize and approve our amended and restated 2005 Stock Option and Incentive Plan to increase the number of shares that may be issued pursuant to the plan;

•       to authorize and approve articles of amendment and restatement of our Articles of Incorporation in order to (i) increase the number of authorized shares of common stock and (ii) make various ministerial changes to our current Articles of Incorporation; and

•       to consider and act upon any other matters that may properly be brought before the meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 59,180,818 shares of common stock outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

The affirmative vote of the holders of record of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the Class I director. The affirmative vote of the holders of record of a majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm, approval of our amended and restated 2005 Stock Option and Incentive Plan and the approval of any other matters properly presented at the meeting for stockholder approval. The affirmative vote of at least two-thirds of all the outstanding shares of our common stock is necessary to approve the proposed articles of amendment and restatement of our Articles of Incorporation. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. With respect to the proposal to amend and restate our Articles of Incorporation, abstentions will have the effect of a vote cast “against” the proposal. With respect to the other proposals, abstentions do not constitute a vote “for” or “against,” will not be counted as “votes cast” and will have no effect on such proposals. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Articles of Incorporation.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•       filing a written notice revoking the proxy with our Secretary at our address;

•       signing and forwarding to us a proxy with a later date; or

•       appearing in person and voting by ballot at the meeting.

If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

We request that you complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. You may also attend the meeting in person and vote in person. If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominee for the Class I director named in this proxy statement, “for” ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, “for” approval of our amended and restated 2005 Stock Option and Incentive Plan, “for” approval of the proposed articles of amendment and restatement of our Articles of Incorporation and as recommended by our Board of Directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual meeting.

What other information should I review before voting?

For your review, our 2006 annual report, including financial statements for the fiscal year ended December 31, 2006, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2006 annual report on our website at http://www.slgreen.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York  10170-1881, Attention:  Investor Relations. The 2006 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co., Inc. at an aggregate estimated cost of $5,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

At the annual meeting, one director will be elected to serve until the 2010 annual meeting and until his successor is duly elected and qualified. Our Nominating and Corporate Governance Committee has recommended Edwin Thomas Burton, III to our Board of Directors as a nominee for election to serve as a Class I director. This nominee is currently serving as a Class I director. Following the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Edwin Thomas Burton, III to serve as a Class I director. Our Board anticipates that the nominee will serve, if elected, as a director. However, if the nominee is unable to accept election, proxies voted in favor of the nominee will be voted for the election of such other person or persons as our Nominating and Corporate Governance Committee may recommend to our Board.

The Board of Directors unanimously recommends a vote “FOR” the Nominee.

Information Regarding the Nominee and the Continuing Directors

The following table and biographical descriptions set forth certain information with respect to the nominee for election as a Class I director at the 2007 annual meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2008 and 2009, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class I Nominee Director (term expires in 2010)
Edwin Thomas Burton, III	64	1997
Class II Continuing Directors (terms to expire in 2008)
Marc Holliday	40	2001
John S. Levy	71	1997
Class III Continuing Directors (terms expire in 2009)
John H. Alschuler, Jr.	59	1997
Stephen L. Green	69	1997

Class I Nominee Director—Term Expires 2010

Edwin Thomas Burton, III has served as one of our directors since 1997 and serves as Chairman of our Audit Committee, and is a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Burton is a member of, and from 1997 until March 2001 served as Chairman of the Board of Trustees of, the Investment Advisory Committee of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia. Mr. Burton served as the Chairman of the Virginia Retirement System Special Committee on the sale of RF&P Corporation, a $570 million real estate company. Since 1988, he has served as a professor of economics at the University of Virginia. Mr. Burton served as a director of Virginia National Bank from 1998 until 2004. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and member of the board of directors of Interstate Johnson Lane, Incorporated, an investment banking firm where he was responsible for the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. Mr. Burton served on the board of directors of Capstar, a publicly-traded hotel company, and SNL Securities, a private securities data company. He has held various teaching positions at York College, Rice University and Cornell University and has written and lectured extensively in the field of economics. Mr. Burton received a B.A. degree and an M.A. degree in economics from Rice University and a Ph.D. degree in economics from Northwestern University.

Class II Continuing Directors—Terms Expire in 2008

Marc Holliday has served as our Chief Executive Officer since January 2004. Mr. Holliday has also served as one of our directors since December 2001 and is a member of our Executive Committee of our Board of Directors. Mr. Holliday stepped down as our President in April 2007, when Mr. Mathias was promoted to that position. Mr. Holliday joined our company as Chief Investment Officer in July 1998. Since joining our company, Mr. Holliday has directed our focused business plan of repositioning and strategically upgrading of the portfolio to larger avenue properties with higher quality tenants, while at the same time driving strong earnings performance and growth in stockholder value. Mr. Holliday implemented this plan by overseeing a diversified strategy involving selective acquisitions and dispositions coupled with a successful joint venture initiative and structured finance program. Under Mr. Holliday’s investment guidance, we have grown to be the largest owner of commercial office properties in Manhattan. Mr. Holliday has also served as the president and Chief Executive Officer and a director of Gramercy Capital Corp., or Gramercy (NYSE: GKK), since August 2004. Prior to joining our company, he was Managing Director and Head of Direct Originations for New York-based Capital Trust (NYSE:CT), a mezzanine finance company. While at Capital Trust, Mr. Holliday was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. From 1991 to 1997, Mr. Holliday served in various management positions, including senior vice president at Capital Trust’s predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988, as well as an M.S. degree in Real Estate Development from Columbia University in 1990.

John S. Levy has served as one of our directors since 1997 and serves as Chairman of our Nominating and Corporate Governance Committee and as a member of our Audit and Compensation Committees. Mr. Levy is a private investor. Mr. Levy was associated with Lehman Brothers Inc. (or its corporate predecessors) from 1983 until 1995. During that period, Mr. Levy served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division overseeing the International Branch System, and Managing Partner of the Equity Securities Division, where he managed the International, Institutional, Retail and Research Departments. Prior to that period, Mr. Levy was associated with A.G. Becker Incorporated (or its corporate predecessors) from 1960 until 1983. At A.G. Becker, Mr. Levy served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College.

Class III Continuing Directors—Terms Expire in 2009

John H. Alschuler, Jr. has served as one of our directors since 1997. He serves as Chairman of our Compensation Committee and as a member of our Audit, Executive and Nominating and Corporate Governance Committees. Mr. Alschuler is the President of Hamilton, Rabinowitz & Alschuler, Inc., a consulting organization with offices in New York and Los Angeles. He directs a consulting practice devoted to urban development, real estate transactions, and the re-restructuring of public institutions. His work focuses on managing large scale developments in urban areas, planning the revitalization of under-utilized areas, and strategic business planning for downtowns and regions. He has advised a wide range of public and private clients, including General Growth Properties, Trinity Church Real Estate, Macerich, the

Guggenheim Foundation, the New York Blood Center, Governors Island Preservation and Education Corporation, the Anacostia Waterfront Corporation, Madison Square Garden, the Related Companies, the Brooklyn Bridge Park Development Corporation, the Battery Park City Authority, the New Jersey Performing Arts Center, the Brooklyn Academy of Music, and Brookfield Properties. He has also served as an advisor to the Government of Kuwait, the Cities of Columbus and Cincinnati, Ohio, Washington, D.C., and is a regular advisor to the City and State of New York. Mr. Alschuler is an Adjunct Associate Professor at Columbia University where he teaches real estate development for the graduate program. Mr. Alschuler received a B.A. degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst.

Stephen L. Green has served as our Chairman and member of our Executive Committee of our Board of Directors since 1997 and is a full-time executive officer of our company with responsibility for developing key market relationships and real estate opportunities while overseeing our long-term strategic direction. Mr. Green stepped down as our Chief Executive Officer in January 2004, when Marc Holliday was promoted to that position. Mr. Green founded our predecessor, S.L. Green Properties, Inc., in 1980. Prior to our initial public offering in 1997, Mr. Green had been involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. Mr. Green has also served as the chairman of the board of directors of Gramercy (NYSE: GKK), since August 2004. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and has previously served as Chairman of the Real Estate Board of New York’s Tax Committee. He currently serves as a member on the board of directors of Street Squash. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School.

Biographical Information Regarding Executive Officers Who Are Not Directors

Gregory F. Hughes was appointed as our Chief Operating Officer in April 2007 and has served as our Chief Financial Officer since February 2004. Mr. Hughes has also served as the Chief Credit Officer of Gramercy (NYSE:GKK) since August 2004. Mr. Hughes is responsible for finance, capital markets, investor relations and administration. Prior to joining our company, from 2002 to 2003, Mr. Hughes was a Managing Director and the Chief Financial Officer of the real estate private equity group at JP Morgan Partners. From 1999 to 2002, Mr. Hughes was a Partner and the Chief Financial Officer of Fortress Investment Group. While at Fortress Investment Group, Mr. Hughes was actively involved in evaluating a broad range of real estate equity and structured finance investments and arranged various financings to facilitate acquisitions and fund recapitalizations. Mr. Hughes also served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties, where he was responsible for the firm’s financial forecasting and reporting, treasury and accounting functions, capital markets and investor relations. While at Wellsford, Mr. Hughes was involved in numerous public and private debt and equity offerings. From 1985 to 1992, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received his B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant. Mr. Hughes is 43 years old.

Andrew S. Levine was appointed as our Chief Legal Officer in April 2007 and has served as our General Counsel, Executive Vice President and Secretary since November 2000. Prior to joining our company, Mr. Levine was a partner at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Mr. Levine was also a partner at the firm of Dreyer & Traub. As a member of the REIT and Real Estate Transactions and Business groups at Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine served as counsel for a diverse client base of public and private real estate companies, national retailers, REITs, private developers, investment advisers and lenders. Mr. Levine received a B.A. degree from the University of Vermont in 1980 and a J.D. degree from Rutgers School of Law in 1984. Mr. Levine is 48 years old.

Andrew Mathias was appointed as our President in April 2007 and has served as our Chief Investment Officer since January 2004. Mr. Mathias is responsible for the firm’s equity and structured finance investments. Mr. Mathias also oversees the firm’s acquisitions/dispositions and its joint venture program. Mr. Mathias joined our company in March 1999 as a Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer. Mr. Mathias has also served as the Chief Investment Officer of Gramercy (NYSE:GKK) since August 2004. Prior to joining our company, from July 1998, Mr. Mathias was with New York-based Capital Trust (NYSE:CT), a mezzanine finance company. From June 1995 to July 1998, Mr. Mathias worked at CT’s predecessor company, Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management, and debt and equity placements. While there, he worked on a wide variety of real estate principal investments and advisory transactions, both on behalf of third-party clients and for the firm’s own account. Mr. Mathias also worked on the high yield/restructuring desk at Bear Stearns and Co. Mr. Mathias received a degree in Economics from the Wharton School at the University of Pennsylvania. Mr. Mathias is 33 years old.

The Board of Directors and its Committees

We are managed by a five-member Board of Directors. The Board has affirmatively determined that Messrs. John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy, representing a majority of its members, are independent of our management, as such term is defined by the rules of the New York Stock Exchange Inc., or the NYSE. Our Board of Directors held seventeen meetings during fiscal year 2006. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2006 and Messrs. Holliday and Green attended our 2006 annual meeting.

Audit Committee.   We have a standing Audit Committee, consisting of John H. Alschuler, Jr., Edwin Thomas Burton, III (Chairman) and John S. Levy, each of whom is “independent” within the meaning of the rules of the NYSE and the U.S. Securities and Exchange Commission, or the SEC. The Board of Directors has determined that Mr. Burton is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Our Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. In 2004, our Board approved a new amended written charter for our Audit Committee, a copy of which is available on our website at http://www.slgreen.com. Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement. Our Audit Committee held eight meetings during fiscal year 2006. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2006.

Compensation Committee.   We have a standing Compensation Committee, consisting of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy, each of whom is “independent” within the meaning of the rules of the NYSE. Our Compensation Committee is responsible for, among other things, (1) reviewing and approving corporate goals and objectives relevant to the compensation of the Chairman of our Board of Directors, the Chief Executive Officer and such other executive officers that may be designated by the Chairman of our Board of Directors and/or Chief Executive Officer, evaluating the performance of such officers in light of such goals and objectives, and determining and approving the compensation of such officers based on these evaluations, (2) approving the compensation of our other executive officers, (3) recommending to our Board of Directors for approval the compensation of the non-employee directors, (4) overseeing our incentive-compensation and stock-based compensation plans and (5) reviewing the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Our Compensation Committee also has authority to grant awards under our 2005 Stock Option and Incentive

Plan, including our 2006 Long-Term Outperformance Compensation Plan, 2005 Long-Term Outperformance Compensation Plan and our 2003 Long-Term Outperformance Compensation Program. With respect to the compensation of our executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for all executive officers and reviews his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items among cash and equity compensation. Our Compensation Committee has retained SMG Advisory Group, an outside compensation consulting firm, or SMG, to provide relevant market data concerning the marketplace, our peer group and other compensation developments. See “Executive Compensation—Compensation Discussion and Analysis.”  In 2004, our Board approved a written charter for our Compensation Committee, a copy of which is available on our website at http://www.slgreen.com. Our Compensation Committee held six meetings during fiscal year 2006. Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during fiscal year 2006.

Nominating and Corporate Governance Committee.   We have a standing Nominating and Corporate Governance Committee, consisting of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy (Chairman), each of whom is “independent” within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of stockholders, recommending to the Board the directors to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to our company and directing the Board in an annual review of its performance. In 2004, our Board approved a written charter for our Nominating and Corporate Governance Committee, a copy of which is available on our website at http://www.slgreen.com. Our Nominating and Corporate Governance Committee was established in December 2003 by our Board to replace our Nominating Committee which consisted of Messrs. Burton, Alschuler and Levy. Our Nominating and Corporate Governance Committee held one meeting during fiscal year 2006, in which it nominated two Class III directors whose nomination was successfully voted on at our 2006 annual meeting. All of the committee members attended the meeting of our Nominating and Corporate Governance Committee held during fiscal year 2006.

Executive Committee.   Subject to the supervision and oversight of our Board of Directors, our Executive Committee, which consists of Stephen L. Green, Marc Holliday and John H. Alschuler, Jr., has the authority to approve the acquisition, disposition and financing of investments by us and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by us, and to exercise generally all other powers of our Board of Directors, except for those which require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law.

Director Compensation*

Directors of our company who are also employees receive no additional compensation for their services as directors. The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our non-employee directors during the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Edwin T. Burton, III	$108,000	$42,619	$105,261	$7,581	$263,461
John H. Alschuler, Jr.	$105,500	$42,619	$105,261	$5,143	$258,523
John S. Levy	$104,500	$42,619	$105,261	$5,693	$258,073

*                    The columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(1)          Each of Mr. Burton and Mr. Levy deferred all of their 2006 cash compensation and Mr. Alschuler deferred $25,000 of his 2006 cash compensation pursuant to our Independent Directors’ Deferral Program. Deferred compensation includes annual fees, chairman fees and board and committee meeting fees and is credited in the form of phantom stock units. Messrs. Burton, Levy and Alschuler received 1,021 units, 985 units and 226 units, respectively, in connection with 2006 cash compensation each elected to defer.

(2)          Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 28, 2007. At December 31, 2006, the aggregate number of stock awards, including phantom stock units, outstanding was as follows:  Mr. Burton—17,871; Mr. Alschuler—4,352; and Mr. Levy—4,743.

(3)          Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 28, 2007. The full grant date fair value of the awards to each non-employee director calculated in accordance with FAS 123R is $105,261. At December 31, 2006, the aggregate number of option awards outstanding was as follows:  Mr. Burton—12,000; Mr. Alschuler—18,000; and Mr. Levy—48,000.

(4)          Represents the value of dividends paid in 2006 on the phantom stock units held by each non-employee director.

During the fiscal year ended December 31, 2006, each non-employee director received an annual fee in the amount of $50,000. Each non-employee director also received $1,500 for each meeting of our Board of Directors or a committee of our Board of Directors that he attended. The annual fee payable to our non-employee directors is payable quarterly, half in restricted stock and half in cash, unless an non-employee director elects to have the director fee paid 100% in stock or elects to defer all or part of the annual fee pursuant to our Independent Directors’ Deferral Program as described below. Any portion of the annual fee that is paid in stock is made under our 2005 Stock Option and Incentive Plan. The meeting fees are paid in cash unless a non-employee director elects to defer all or part of the meeting fees pursuant to our Independent Directors’ Deferral Program. One of our non-employee directors who resides outside of New York is reimbursed for expenses of attending Board of Director and committee meetings.

The Chairman of our Audit Committee, the Chairman of our Compensation Committee and the Chairman of our Nominating and Corporate Governance Committee received additional annual fees of $7,500, $5,000 and $4,000, respectively, which are payable in cash unless such chairman elects to defer all or part of such fee pursuant to our Independent Directors’ Deferral Program. In addition, each member of our Audit Committee was entitled to receive a fee of $4,000 per meeting for any special meetings of the Audit Committee held independently of meetings of our Board of Directors. One such meeting was held in 2006. The special meeting fees are paid in cash unless a non-employee director elects to defer all or part of the meeting fees pursuant to our Independent Directors’ Deferral Program. Each non-employee director, upon initial election or appointment to our Board of Directors, receives options under our 2005 Stock Option and Incentive Plan, to purchase 6,000 shares of common stock at the market price of the common stock at the close of business on the day preceding our annual meeting of stockholders. In addition, under our 2005 Stock Option and Incentive Plan, each non-employee director is entitled to an annual grant of stock options to purchase 6,000 shares of common stock, which are priced at the close of business on the day preceding our annual stockholder meeting in the year of grant, all of which vest on the date of grant. Each non-employee director was also entitled to an annual grant (reviewed annually) of 1,000 shares of restricted common stock pursuant to our 2005 Stock Option and Incentive Plan, a third of which will vest one year from the date of grant, and each of the following two years, respectively, subject to the non-employee director being a member of our Board on the date such award is expected to vest. A non-employee director may elect to defer all or part of the annual stock grant pursuant to our Independent Directors’ Deferral Program.

Our Board of Directors has adopted an Independent Directors’ Deferral Program for non-employee directors. Our non-employee directors may elect to defer up to 100% of their annual fee, chairman fees, meeting fees and annual stock grant under the program. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of common stock upon such director’s termination of service from our Board of Directors or a change in control by us, as defined by the program. Phantom stock units are credited quarterly to each non-employee director quarterly using the closing price of our common stock on the applicable dividend record date for the respective quarter. Each participating non-employee director’s account is credited for an equivalent amount of phantom stock units based on the dividend rate for each quarter.

For the 2007 fiscal year, our Board of Directors made no changes to the compensation to be received by our non-employee directors, except that for 2007 and subsequent years, the annual grant of stock options to purchase 6,000 shares of common stock will be priced at the close of business on the first business day in the year of grant.

PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification of this appointment by our common stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in June 1997 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

Audit Fees

Fees, including out-of-pocket expenses, for audit services totaled approximately $2,346,000 in fiscal year 2006 and $1,428,000 in fiscal year 2005. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for public filings in connection with various property acquisitions, joint venture audits, and services relating to public filings in connection with preferred and common stock offerings and certain other transactions, including the acquisition of Reckson Associates Realty Corp. Our joint venture partners paid approximately half of the joint venture audit fees. Audit fees also include fees for accounting research and consultations.

Audit-Related Fees

Fees for audit-related services totaled approximately $78,000 in 2006 and $78,000 in 2005. The audit-related services principally include fees for operating expense, tax certiorari audits and employee benefit plan audits. In addition, the audit-related services include fees for agreed-upon procedures projects and acquisition due diligence.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately none in 2006 and none in 2005.

All Other Fees

Fees for all other services not included above totaled none in 2006 and none in 2005.

Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under “All Other Fees” is compatible with maintaining Ernst & Young LLP’s independence from both management and our company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if (1) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. None of the fees reflected above were approved by our Audit Committee pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young LLP in 2006 were pre-approved by our Audit Committee.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Report by reference in any such document.

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firms’ provision of non-audit services to our company with their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments and our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of our Audit Committee referred to below, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Edwin Thomas Burton, III, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Our Audit Committee held eight meetings during fiscal year 2006 (including non-management director sessions after certain of these meetings). The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact “independent.”

Submitted by our Audit Committee
Edwin Thomas Burton, III (Chairman)
John H. Alschuler, Jr.
John S. Levy

PROPOSAL 3:  APPROVAL OF OUR AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

At our annual meeting, the stockholders are being asked to vote on a proposal to ratify and approve the adoption of our Amended and Restated 2005 Stock Option and Incentive Plan. The plan was approved by our Board of Directors (the “Board”) on March 14, 2007, subject to approval by the stockholders.

Under our 2005 Stock Option and Incentive Plan 1,536,286 shares (or Fungible Units) currently remain available for awards. Under the proposal, an additional 3,500,000 Fungible Units shall be made available under our Amended and Restated 2005 Stock Option and Incentive Plan. Accordingly, our Amended and Restated 2005 Stock Option and Incentive Plan will provide for a maximum of 7,000,000 Fungible Units to be issued thereunder, however, if the stockholders approve the proposal, a total of 5,036,286 will remain available for new awards (comprising the 1,536,286 Fungible Units currently available for awards, plus the additional 3,500,000 Fungible Units added by the proposed amendment).

In addition, as summarized below, our 2005 Stock Option and Incentive Plan is proposed to be amended to reflect changes in the valuation methodology utilized by Institutional Shareholder Services (ISS) with respect to calculating the value of full-value awards and the rate at which awards will be made thereunder. These amendments will provide that (as applied to the Amended and Restated 2005 Stock Option and Incentive Plan) (i) awards based upon the full value of a share shall be counted against the overall share limitation as 3.0 units (from 3.9 units under the prior plan), (ii) awards based upon the full value of a share that vest or are granted based upon the achievement of certain performance goals (“Full-Value Performance Awards”) shall be counted against the overall share limitation as 2.0 units (from 2.6 units under the prior plan), and (iii) stock options, stock appreciation rights and other awards that do not deliver the value at grant thereof of the underlying share and that expire five years from the date of grant shall be counted against the overall share limitation as 0.7 of a unit (from 0.8 of a unit under the prior plan). Stock options, stock appreciation rights and other awards that do not deliver the value at grant thereof of the underlying share and that expire 10 years from the date of grant shall continue to be counted against the overall share limitation as 1.0 unit. With respect to the total Fungible Units available under the Plan, Full-Value Performance Awards continue to be discounted by 35% against awards based upon the full value of shares (consistent with the terms of the Plan prior to the amendment and restatement). In addition, Full-Value Performance Awards are subject to the same performance measures as applied to our 2005 Stock Option and Incentive Plan prior to its amendment and restatement (subject to a revision to the list of peer group companies to add three companies in replacement of companies which were acquired since the initial effective date of our 2005 Stock Option and Incentive Plan). In addition, our 2005 Stock Option and Incentive Plan is proposed to be amended to provide that at the end of the third calendar year following the effective date of our Amended and Restated 2005 Stock Option and Incentive Plan, the three year average of (A) the number of shares subject to awards granted in a single year, divided by (B) the number of shares of our outstanding common stock at the end of such year shall not exceed the greater of 2.23% or the mean of the applicable peer group.

Summary of the Provisions of Our Amended and Restated 2005 Stock Option and Incentive Plan

The following summary of our Amended and Restated 2005 Stock Option and Incentive Plan, or our stock option and incentive plan, is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix A, marked to reflect changes to our current 2005 Stock Option and Incentive Plan.

Administration

Our Compensation Committee has the authority to administer and interpret our stock option and incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Our stock option and incentive plan will be administered by our Compensation Committee, each member of which is, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, a non-employee director and will, at such times as the Company is subject to Section 162(m) of the Internal Revenue Code of 1986, or the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no committee exists, our Board of Directors. Nevertheless, grants to members of our Compensation Committee will be made and administered by our Board of Directors rather than our Compensation Committee. References below to our Compensation Committee include a reference to our Board of Directors for those periods in which our Board of Directors is acting. Our Compensation Committee, in its discretion, may delegate to our chief executive officer all or part of our Compensation Committee’s authority and duties with respect to awards; however, our Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to certain of our officers.

Available Shares

Subject to adjustments upon certain corporate transactions or events, up to a maximum of 7,000,000 Fungible Units (the “Fungible Pool Limit”) may be subject to stock options, restricted stock, phantom stock units, dividend equivalent rights and other equity-based awards under our stock option and incentive plan. Each Share issued or to be issued in connection with awards other than stock options, stock appreciation rights or other awards that do not deliver the full value at grant thereof of the underlying shares (e.g., restricted stock) (“Full-Value Awards”) that vest or are granted based on the achievement of certain performance goals that are based on (A) FFO growth, (B) total return to stockholders (either in absolute terms or compared with other companies in the market), (C) total return to stockholders in the top one-third of the “peer group” (which for these purposes shall comprise:  Alexandria Real Estate Equities, Inc., American Financial Realty Trust, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Crescent Real Estate Equities Company, Douglas Emmett, Duke Realty Corporation, Highwoods Properties, Inc., HRPT Properties, Kilroy Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, Maguire Properties, Parkway Properties, SL Green Realty Corp., and Washington REIT) or (D) a combination of the foregoing (as set forth in our stock option and incentive plan), shall be counted against the Fungible Pool Limit as 2.0 units (also referred to herein as Full-Value Performance Awards). Each share issued or to be issued in connection with any other Full-Value Awards shall be counted against the Fungible Pool Limit as 3.0 units. Options, stock appreciation rights and other awards that do not deliver the value at grant thereof of the underlying shares and that expire 10 years from the date of grant shall be counted against the Fungible Pool Limit as 1 unit. Options, stock appreciation rights and other awards that do not deliver the value at grant thereof of the underlying Shares and that expire five years from the date of grant shall be counted against the Fungible Pool Limit as 0.7 of a unit. Thus, under the foregoing rules, depending on the type of grants made, while a total of 5,036,286 shares remain available for awards, as many as 7,194,694 shares can be the subject of grants under the stock option and incentive plan. At the end of the third calendar year following the effective date of our 2005 Stock Option and Incentive Plan, as well as at the end of the third calendar year following the effective date of our Amended and Restated Stock Option and Incentive Plan, (i) the three-year average of (A) the number of shares subject to awards granted in a single year, divided by (B) the number of shares of our outstanding common stock at the end of such year shall not exceed the (ii) greater of (A) 2% with respect to the third calendar year following the effective date of our 2005 Stock Option and Incentive Plan, or 2.23% with respect to the third calendar year following the effective date of our Amended and Restated 2005 Stock Option and Incentive Plan or (B) the mean of the applicable peer group. For purposes of calculating the number of shares granted in a year in connection with the limitation set forth in the foregoing sentence, shares underlying Full-Value Awards will be taken into account as

(i) 1.5 shares if our annual common stock price volatility is 53% or higher, (ii) two shares if our annual common stock price volatility is between 25% and 52%, and (iii) four shares if our annual common stock price volatility is less than 25%. No award may be granted to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive awards (with shares subject to awards being counted, depending on the type of award, in the proportions ranging from 0.7 to 3.0, as described above) in any one year covering more than 700,000 shares; thus, under this provision, depending on the type of grant involved, as many as 1,000,000 shares can be the subject of option grants to any one person in any year, and as many as 350,000 shares may be granted as restricted stock (or be the subject of other Full-Value Grants) to any one person in any year. If an option or other award granted under the stock option and incentive plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Shares of our common stock distributed under our stock option and incentive plan may be treasury shares or authorized but unissued shares. Unless the stock option and incentive plan is previously terminated by our Board of Directors, no new award may be granted under the stock option and incentive plan after the tenth anniversary of the date that such plan was initially approved by our Board of Directors.

Awards Under the Plan

Our key employees, directors, officers, advisors, consultants or other personnel or other persons expected to provide significant services (of a type expressly approved by our Compensation Committee as covered services for these purposes) to us or our subsidiaries are eligible to be granted Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based awards under our stock option and incentive plan. Eligibility for awards under our stock option and incentive plan is generally determined by our Compensation Committee.

Stock Options.   The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by our Compensation Committee of our Board of Directors. The exercise price of an option shall be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed ten years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee.

Restricted Stock.   A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our Board of Directors or Compensation Committee may impose at the date of grant. Grants of restricted stock may be subject to vesting schedules as determined by our Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, (i) a specified period of employment or the satisfaction of one or a combination of the performance goals set forth in Exhibit B of our stock option and incentive plan (which is attached hereto as Appendix A), or (ii) based on other goals established by our Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason, all shares of restricted stock still subject to restrictions shall be forfeited. In addition, unless otherwise provided in an applicable award agreement, a participant granted restricted stock shall have all the rights of a stockholder of our company, including the right to vote the shares and the right to receive any cash dividends currently. Dividends paid on all restricted stock will be at the same rate and on the same date as on shares of our common stock. Holders of restricted stock are prohibited from selling such shares until they vest.

Phantom Shares.   Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common stock, or, if provided by our Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by our Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or our Compensation Committee, as may be provided by our Compensation Committee at grant). Unless otherwise provided in the applicable award agreement, subject to elections by the grantee in accordance with the plan, the settlement date with respect to a phantom share is the first day of the month to follow the date on which the phantom share vests. Our Compensation Committee may, under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, our Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

Dividend Equivalents.   A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of cash distributions made on shares of common stock otherwise subject to an award (e.g., an award of options or phantom shares); provided, however, that a dividend equivalent right may not be granted in connection with an award of options or stock appreciation rights. Our Compensation Committee may provide that amounts payable in the ordinary course with respect to dividend equivalents shall be converted into cash or additional shares of common stock. Our Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Stock-Based Awards.   Our stock option and incentive plan will authorize the granting of (i) other awards based upon the common stock including shares based upon certain conditions, convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and stock appreciation rights, (ii) limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary or operating or other partnership (or other affiliate of the company), with any shares being issued in connection with the conversion of (or other distribution on account of) such interest being subject to the Fungible Pool Limit and the other provisions of our stock option and incentive plan, and (iii) awards valued by reference to book value, fair value or performance parameters relative to the company or any subsidiary or group of subsidiaries.

Adjustments in General; Certain Change in Control Provisions

In the event of certain corporate reorganizations or other events, our Compensation Committee generally may make certain adjustments in its discretion to the manner in which our stock option and incentive plan operates (including, for example, to the number of shares available under our stock option and incentive plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), our Compensation Committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination

We may grant awards under our stock option and incentive plan until the 10th anniversary of the earlier of the date on which it is approved by (i) our Board of Directors or (ii) our stockholders. Our Board of Directors may generally amend our stock option and incentive plan as it deems advisable, except in certain respects regarding outstanding awards. In addition, our stock option and incentive plan may not be amended without stockholder approval if the absence of such approval would cause our stock option and incentive plan to fail to comply with any applicable legal requirement or applicable stock exchange or similar rule.

Material U.S. Federal Income Tax Consequences

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an incentive stock option under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder must not dispose of the shares either within two years after the incentive stock option is granted or within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of ours or of a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.)  Incentive stock option treatment under the Internal Revenue Code generally allows any gain resulting from the sale of common stock received upon the exercise of an incentive stock option to be treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding period rules noted above are not satisfied, certain gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.)  We will generally be entitled to a deduction for federal income tax purposes equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Restricted Stock

Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction for federal income tax purposes, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to their disposition. Unless an “83(b) election” is made (as discussed below), dividends on shares subject to restrictions will generally be considered compensation income. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Internal Revenue Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, generally there will be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation or depreciation in the restricted stock generally will be eligible for capital gains treatment.

Phantom Shares

The phantom shares have been designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made to the participant with respect to the phantom share. When payment is made, the participant generally will recognize ordinary income, and we will generally be entitled to a deduction, equal to the fair market value of the common stock and/or cash, as applicable, received upon payment.

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Securities Exchange Act of 1934, as amended

Additional special tax rules may apply to those award holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934, as amended.

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that, any U.S. federal tax advice contained in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another person any transaction or matter addressed in this proxy statement.

Our Board of Directors unanimously recommends a vote “FOR” the approval of our Amended and Restated 2005 Stock Option and Incentive Plan.

PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

Our Board of Directors has declared the articles of amendment and restatement of our Articles of Incorporation advisable and has directed that the proposal be submitted for consideration at the annual meeting. A form of Articles of Amendment and Restatement, marked to reflect changes to our current Articles of Incorporation, is attached to this proxy statement as Appendix B, and this summary of the provisions of the Articles of Amendment and Restatement is qualified in its entirety by reference to Appendix B, which you should read in its entirety.

Our company is presently authorized by its Articles of Incorporation to issue up to 100,000,000 shares of common stock. At March 20, 2007, 59,180,818 shares of common stock were issued and outstanding and 7,373,885 shares of common stock have been reserved for issuance for purposes of conversion of outstanding convertible securities, dividend reinvestment and direct purchases, and stock options and stock purchases under stockholder approved employee benefit plans, leaving only 33,445,297 shares of common stock available for issuance. Consequently, we may not have a sufficient number of authorized shares of common stock available if necessary for future mergers and acquisitions, capital raising activities, stock splits and other legitimate corporate purposes.

If the proposal is approved by the holders of our common stock, our current Articles of Incorporation will be amended and restated to provide that our company has the authority to issue 260,000,000 shares of stock, consisting of 160,000,000 shares of common stock, 25,000,000 shares of preferred stock and 75,000,000 shares of excess stock, each with a par value $0.01 per share. We currently have the authority to issue 200,000,000 shares of stock, consisting of 100,000,000 shares of common stock, 25,000,000 shares of preferred stock and 75,000,000 shares of excess stock, each with a par value of $0.01 per share. Because the number of outstanding shares of common stock is approaching the maximum number of shares of common stock authorized by our current Articles of Incorporation, we wish to increase the number of authorized shares of stock to permit us to issue additional shares of common stock in the future.

In addition, if the proposal is approved by the holders of common stock, various ministerial changes not requiring stockholder approval will be made to our current Articles of Incorporation.

Our Board of Directors believes that it is in the best interests of our company and our stockholders to increase the number of authorized shares of common stock. This will provide flexibility with respect to future transactions, including acquisitions of other businesses where we would have the option to use our common stock (or securities convertible into or exercisable for common stock) as consideration (rather than cash), financing future growth, financing transactions, stock splits and other corporate purposes.

Our stockholders will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of common stock, except as may be required by law or applicable NYSE rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of the NYSE require stockholder authorization in connection with the issuance of such additional shares. Subject to law and the rules of the NYSE, our Board of Directors has the sole discretion to issue additional shares of common stock on such terms and for such consideration as may be determined by our Board of Directors. The issuance of any additional shares of common stock may have the effect of diluting the percentage of stock ownership of our present stockholders.

We have not proposed the increase to our authorized stock with the intention of using the additional common stock for anti-takeover purposes, although we could theoretically use the additional stock in the future to make it more difficult or to discourage an attempt to acquire control of our company. As of the date of this proxy statement, we are unaware of any pending or threatened efforts to acquire control of our company.

If the holders of common stock approve the proposal, the Articles of Amendment and Restatement will be filed with the State Department of Assessments and Taxation of Maryland, or the SDAT, and the amendment and restatement of our Articles of Incorporation as described above will be effective upon the acceptance for record of the Articles of Amendment and Restatement by the SDAT.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment and Restatement of our Articles of Incorporation.

CORPORATE GOVERNANCE MATTERS

This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE’s final corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of the “Investors—Corporate Governance” page of our corporate website at http://www.slgreen.com to view or to obtain copies of our committee charters, code of business conduct and ethics, corporate governance principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our committees, code of business conduct and ethics, corporate governance principles and director independence standards by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention:  Investor Relations. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, our Board of Directors has adopted director independence standards, which are certain additional categorical standards to assist in making determinations with respect to the independence of directors. Our Board has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC:  Messrs. Edwin T. Burton, III, John H. Alschuler, Jr. and John S. Levy. Our Board has determined that Messrs. Green and Holliday, our two other directors, are not independent because they are also executive officers of our company.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and employees. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our company’s assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Edwin T. Burton, III, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Burton has agreed to serve as our audit committee financial expert.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors or individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York  10170-1881, who will forward them on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o General Counsel, SL Green Realty Corp., 420 Lexington Avenue, New York, New York  10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We encourage each member of our Board of Directors to attend each annual meeting of stockholders. Messrs. Holliday and Green attended the annual meeting of stockholders held on May 17, 2006.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and for recommending to the Board the director nominees to be considered for election at our annual meeting of stockholders.

In making recommendations to our Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of our company and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board.

Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board. Any recommendations by stockholders should follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. In addition, any stockholder recommending a director candidate should submit information demonstrating the number of shares of common stock that he or she owns.

Executive Sessions of Non-Management Directors

In accordance with the Corporate Governance Guidelines, the non-management directors serving on our Board of Directors generally meet in executive session after each regularly scheduled meeting of the Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Disclosure Committee

We maintain a Disclosure Committee consisting of members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our Chief Executive Officer and Chief Financial Officer and, as appropriate, to our Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2006 fiscal year, as well as the other individuals included in the “Summary Compensation Table” on page 33, are referred to as the “named executive officers,” or our “executives.”

Objectives of Our Compensation Program

Our Compensation Committee, in consultation with our Chief Executive Officer, sets our compensation philosophy, which is based upon three primary objectives:

•       Attract, Motivate and Retain Key Employees. Our Compensation Committee believes that the success of our company is closely correlated with having a strong management team and other talented key employees. The New York City commercial real estate market is an intensely competitive environment where investment banks, merchant banks, opportunity and hedge funds, REITs and other private real estate investors compete for qualified and experienced individuals with a successful track record. Therefore, the existence of a competitive compensation program is essential for our long-term success through the retention and motivation of our current management team, and the ability to successfully attract new key performers.

•       Link Compensation to Performance. One of the cornerstones of our compensation philosophy is the correlation between executive compensation and performance of our company. Our Compensation Committee sets executive compensation based on the attainment of company and individual performance goals. Performance is measured both against company specific goals and relative to the performance of our key competitors. A substantial portion of our compensation is performance-based and contains significant back-end vesting to encourage retention and continued performance. We have been the top performing REIT in the office sector for each of the past three years and for the past one-, three- and five-year periods based on total return to stockholders, and one of the top performing companies in the entire REIT industry in those respective periods, including the top performing equity REIT in 2006. We believe that total return to stockholders is an important measure of management performance.

•       Alignment of Management’s Interest with Stockholders. To more fully align the interest of our executive officers with those of our stockholders, we structure a substantial portion (generally two-thirds) of our executive compensation in the form of equity awards that allow our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to time and/or performance-based vesting requirements designed to promote the retention of management and to achieve strong performance for our company. Additionally, substantial portions of our performance-based awards have time-based vesting requirements with significant back-end vesting after the achievement of the performance metrics. This is designed to encourage retention and continued performance. As a result, our executives would suffer a material economic forfeiture should they leave our employment.

Setting Executive Compensation

Our Compensation Committee determines compensation for our executive officers and is comprised of our three independent directors, John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy. Our Compensation Committee exercises independent discretion in respect of executive compensation matters and administers our stock option and incentive plan (including reviewing and approving equity grants to our executives pursuant to this plan). Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://www.slgreen.com.

Our Compensation Committee has retained SMG Advisory Group, an outside compensation consulting firm, or SMG. SMG provides our Compensation Committee and Chief Executive Officer with relevant market data concerning the marketplace, our peer group and other compensation developments. SMG regularly participates in Committee meetings and meets with management. Our Compensation Committee has the authority to replace SMG or hire additional consultants at any time. SMG also provides additional professional services to our company and receives market-based compensation with respect to these services.

With respect to the compensation of our executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for all executive officers and reviews his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items among cash and equity compensation. We do not have a pre-established policy for the allocation between cash and non-cash compensation or between annual and long-term incentive compensation, but we attempt to pay the majority of our total compensation in the form of long-term equity incentives. Our Compensation Committee also reviews materials and data provided by SMG in analyzing these recommendations. The ultimate determination on total compensation and the elements that comprise that total compensation is made solely by our Compensation Committee.

Our Compensation Committee meets regularly during the year (six meetings in 2006) to evaluate executive performance against the goals and objectives set at the beginning of the year, to monitor market conditions in light of these goals and objectives, to solicit input from the compensation consultant on market practices and any new developments and to review our compensation practices. Our Compensation Committee makes regular reports to our Board of Directors.

What Our Compensation Program is Designated to Reward

Our Compensation Committee has designed our executive compensation program to achieve three primary objectives: (i) attracting, motivating and retaining our key employees; (ii) linking compensation to performance; and (iii) aligning the interests of our executive officers with our stockholders. We expect our company to perform at the highest levels of the REIT office sector and industry in general. We accomplish this by maintaining our ability to attract, engage, motivate and retain employees in key positions who represent “best in class” and that foster a high-performance culture.

Our Compensation Committee rewards the achievement of specific annual, long-term and strategic goals of both our company and the individual executive. Our Compensation Committee measures performance on an absolute basis against financial and other measures established at the beginning of the year and on a relative basis by comparing our company’s performance against other office REITs and against the REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria. We have been the top performing REIT in the office sector for each of the past three years and for the past one-, three- and five-year periods based on total return to stockholders, or TRS, and one of the top performing companies in the entire REIT industry in those respective periods, including the top performing equity REIT in 2006. We believe that TRS is an important measure of management performance.

Historically and in 2006, our Compensation Committee paid approximately two-thirds of total compensation to our executive officers in the form of equity incentive compensation based on the superior performance of our company. The annual bonus rewards the achievement of goals set by our Chief Executive Officer with input from our Board of Directors and each individual executive at the beginning of the year. Long-term incentive compensation is designed to provide incentives for each executive to successfully implement our long-term strategic goals and to retain such executive. Additionally, a substantial portion of performance-based awards have time-based vesting requirements with significant back-end vesting after the achievement of the performance metrics. This is designed to encourage retention and continued performance. As a result, our executives would suffer a material economic forfeiture should they leave our employment. Our named executive officers (other than Mr. Green) were not founders of our company and, therefore, did not have an ownership interest in our company prior to their employment with us. Therefore, we have designed our annual and long-term incentive programs to award performance-based equity to allow our executives to grow their ownership in our company and create a further alignment with our stockholders.

Measuring 2006 Performance

The following goals for our company, among others, were set for 2006:  (i) be at the top of the office REIT sector in TRS (measured as growth in share price plus dividends); (ii) increase same-store performance by four to six percent; (iii) increase Funds From Operations, or “FFO,” by seven and one-half to ten percent; (iv) raise the dividend per common share by six to eight percent; (v) increase portfolio occupancy by one hundred basis points; (vi) continue the growth of Gramercy Capital Corp. (an NYSE listed commercial mortgage REIT externally advised by one of our subsidiaries); (vii) dispose of $100.0 to $150.0 million of non-core assets; (viii) use existing capital and recycled capital from the disposition of non-core assets for new acquisitions; and (ix) finish the redevelopment and leasing of Grand Central Square.

We achieved all of these objectives and many more. Particular emphasis was placed on one-, three- and five-year TRS of 77.7%, 257.1% and 424.1%, respectively, and that the one-year TRS achieved by our company for each of 2004, 2005 and 2006 was the highest of all office REITs in such years. In addition, the one-year TRS by our company for 2006 was the highest in the equity REIT industry. From January 1, 2004 to December 31, 2006, our stock price went from $41.05 to $132.78 per share. Our company produced substantial value for its stockholders in 2005 and 2006, creating $4.8 billion and $4.0 billion, respectively, of additional enterprise value. Our company also:

•       had the highest one-year TRS (77.7%) of all equity REITs in 2006,

•       increased same-store performance by 9.0%,

•       increased FFO by 10.8%,

•       increased our dividend by 16.7%,

•       increased occupancy by 100.0 basis points,

•       increased, through our subsidiary manager, Gramercy Capital Corp.’s assets by over $1.0 billion and produced a 46.5% TRS,

•       sold $160.0 million of non-core assets generating a $2.07 per share gain,

•       acquired seven new assets totaling over $1.0 billion,

•       leased nearly 1.0 million square feet to attain a 93% occupancy at Grand Central Square,

•       raised approximately an aggregate of $800.3 million through public offerings of our common stock in 2006, and

•       entered into a merger agreement to acquire Reckson Associates Realty Corp., or Reckson, for approximately $6.0 billion and a separate agreement with an asset-purchasing venture led by former executives of Reckson to sell to such venture over $2.0 billion of assets from the Reckson portfolio. Both transactions closed in January 2007.

Elements of Our Compensation Program and Why We Chose Each Element

Our executive officers’ compensation currently has three primary components:

•       annual base salary;

•       annual incentives, which include cash and equity bonuses; and

•       long-term incentives, which include restricted stock awards, stock options or performance awards made pursuant to an executive officer’s employment agreement or our 2005 Plan (as defined below) or Outperformance Plans (as defined below), as applicable.

We view the various components of compensation as related but distinct. Our Compensation Committee designs total executive compensation packages that it believes will best create retention incentives, link compensation to performance and align the interests of our executive officers and our stockholders. Each of our named executive officers has an employment agreement with us, which are described under—Potential Payments Upon Termination or Change of Control. Such agreements provide for certain severance or change of control payments under specified circumstances.

Annual Base Salary.   We pay annual base salaries for each of our executive officers in accordance with the employment agreement between us and such executive officer, which salaries are reviewed annually by our Compensation Committee. Our Compensation Committee pays our executive officers annual base salaries to compensate them for services rendered during the fiscal year, which compensation is designed to be competitive with investment banks, merchant banks, opportunity and hedge funds, REITs and other private real estate investors in the New York City commercial real estate market. Our Compensation Committee believes that the base salaries for our executive officers are in the median of those companies we benchmark ourselves against. Our Compensation Committee’s annual review of an executive includes a review of his individual performance, his performance against the other executive officers and our company’s overall performance. Increases to the annual salary set forth in the executive’s employment agreement are based on our Compensation Committee’s assessment of such executive’s performance as well as our company’s overall performance. We intentionally structure an executive’s annual base salary to be a relatively low percentage of total compensation.

Annual Incentives.   Annual incentives are provided in the form of cash and equity bonuses to be paid if certain performance objectives are achieved and as provided by an executive officer’s employment agreement. Our Compensation Committee may adjust the annual incentives following its evaluation of an executive officer’s individual performance. Our annual incentives are designed to focus an executive officer on achieving key corporate financial objectives (both individually and company-based), to motivate certain desired individual behaviors and to reward substantial achievement of these objectives and individual goals. We pay our executive officers annual incentives shortly after completion of the fiscal year when year-end financial results are available. This allows the Compensation Committee to evaluate the Company’s performance against its stated goals and objectives.

Our Compensation Committee delivers a substantial portion of an executive officer’s year-end compensation in the form of equity awards which links an executive officer’s net worth directly to the performance of our stock price. This encourages our executive officers to make decisions with an ownership mentality. The vesting provisions of these equity awards (generally three to five years) are designed to act as a retention device and provide a strong incentive to the executives to increase stockholder value long after they performed the services in the year for which the equity awards were granted. The awards also contain forfeiture provisions, with a significant portion of the vesting back-ended, if the executive voluntarily leaves or is terminated with cause. These provisions protect our interests by, among other things, providing a strong economic incentive for an executive to stay with our company. Additionally, restricted stock awards and certain other equity awards generally are accompanied by receipt of tax gross-up payments to avoid having the executive sell stock to satisfy the tax obligation created from this incentive award. The 2006 annual incentives were designed to compensate our executive officers for their industry leading performance in terms of TRS, creation of enterprise value, achievement of corporate objectives and for entering into the Reckson merger agreement.

Long-Term Incentives.   Long-term incentives are provided to our executive officers through the grant of restricted stock awards, stock options or performance awards, including awards of interests in GKK Manager LLC, or the Manager Interests, and awards of Class B limited partner interests in GKK Capital L.P., or the Class B Interests, pursuant to our 2005 Stock Option and Incentive Plan, or our 2005 Plan, and our 2006 Outperformance Plan, 2005 Outperformance Plan and 2003 Long-Term Outperformance Compensation Program, or collectively our Outperformance Plans. For an overview of our 2005 Plan and our Outperformance Plans, see “—Equity Incentive Plans.”

A large portion of our long-term incentive compensation is comprised of equity awards under our Outperformance Plans, which are designed to compensate our executive officers upon the attainment of certain goals with respect to TRS and to provide an incentive for such executives to remain with our company and focus on long-term growth in our stock price. Under our Outperformance Plans, the executives receive restricted stock or equity-based awards based upon TRS over a performance threshold, but in all events, subject to an overall cap. In addition to performance thresholds which are designed to achieve an average TRS of ten percent over a three- or four-year period (subject to certain acceleration provisions), the awards also include time-based vesting requirements following the achievement of the performance thresholds. This creates, in the aggregate, up to a seven-year period (with most of the awards vesting in the final two years)  that the executive needs to stay at our company to reap a significant majority of the value of these awards. The result of the structure of our Outperformance Plans is to tie a large portion of an executive officer’s compensation to creation of stockholder value and continued employment with our company over a long-term basis. Therefore, an executive has a strong economic incentive to continue his employment with our Company. It also provides the executive an added incentive to maximize the value of our stock long after the achievement of the performance that triggered the award.

All stock options are priced in accordance with the terms of our 2005 Plan and are based on the price of our company’s common stock at the close of business on the day prior to the date of grant. We do not coordinate grants of options so that they are made before announcement of favorable information or after the announcement of unfavorable information.

How Each Element and Our Decisions Regarding Each Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements

Our compensation program seeks to reward our executive officers for superior performance, which is competitive with the total compensation paid to executive officers at investment banks, merchant banks, opportunity and hedge funds, REITs and other private real estate investors in the New York City commercial real estate market, while closely aligning the interests of our executive officers with the interests of our stockholders. In making compensation decisions, our Compensation Committee considers various measures of company and industry performance, including (i) TRS (over the prior one-, three- and five-year periods), (ii) growth in FFO per share, (iii) growth in dividends per share and (iv) certain material corporate events consummated during the applicable fiscal year. Consistent with this approach, our Compensation Committee pays our named executive officers annual base salaries in order to provide them with a minimum compensation level that is intended to reflect such officer’s unique value and historical contributions to our success in light of salary norms of our company’s competitive marketplace. Our Compensation Committee pays our named executive officers annual incentives to reward our executive officers for achievement of financial and other performance (both company and individual based) during the last completed fiscal year, with a substantial portion of the annual incentive payment made in restricted stock, options or other equity-based awards in order to ensure focus on long-term company performance and continued service with our company. In connection with the payment of annual base salaries and annual incentives, our Compensation Committee seeks to implement a pay-for-performance philosophy. Finally, our Compensation Committee pays our executive officers long-term incentives, primarily based on the performance of our stock price or the consummation of material corporate events, to act as a retention tool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our executive officers with those of our stockholders. In doing so, our Compensation Committee considers equity awards granted in connection with employment agreements of our executive officers and potential payouts to our executive officers under our Outperformance Plans. Through the elements of our compensation program, our Compensation Committee seeks to maintain a competitive total compensation package for each executive, while being sensitive to our fiscal year budget, annual accounting costs and the impact of share dilution in making such compensation payments.

Employee Benefits

We have implemented a 401(k) Savings/Retirement Plan, or our 401(k) Plan, to cover eligible employees of ours and of any designated affiliate. Our 401(k) Plan permits eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan.

Perquisites and Other Personal Benefits

We do not provide significant perquisites or personal benefits to our executive officers, except that we reimburse our Chief Executive Officer and the Chairman of our Board of Directors for costs associated with automobiles they lease for personal use. Additionally, we provide the Chairman of our Board of Directors with a full-time driver and our Chief Executive Officer receives certain insurance benefits. We reimburse our directors for travel and lodging expenses, if any, in connection with our Board of Director’s (including committee) meetings. In addition, we reimburse our executive officers and our other employees for certain meals and we provide car service as appropriate.

Other Matters

Tax and Accounting Treatment.   Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation to certain of our named executive officers during 2006, a portion of which may be nondeductible under the limitations set forth in Section 162(m). Our Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

Beginning on January 1, 2003, we began accounting for stock-based payments through our equity incentive plans, including our Outperformance Plans, in accordance with the requirements of Statement of Financial Accounting Standards No. 123-R.

Adjustments for Certain Items.   Our Compensation Committee has not considered whether it would attempt to recover compensation awards or payments based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of such awards or payments that should have been made or paid under applicable criteria.

Other Policies

We do not have any policy in place regarding minimum ownership requirements for either our executive officers or directors. We do not have any policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our common stock.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this annual proxy statement.

Submitted by our Compensation Committee
John H. Alschuler, Jr. (Chairman)
Edwin Thomas Burton, III
John S. Levy

Summary Compensation Table*

The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized with respect to, our Chief Executive Officer, Chief Financial Officer and each of our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2006 (collectively, the “named executive officers”). It is noted that a number of the executive compensation arrangements described below may be subject to adjustment for changes to be made in light of Section 409A of the Internal Revenue Code.

Name And Principal Position**	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Marc Holliday	2006	$600,000	$7,500,000	$5,183,508	$691,406	$2,831,955	$16,806,869
Chief Executive Officer
Stephen L. Green	2006	$600,000	—	$2,781,322	—	$2,583,572	$5,964,894
Chairman of the Board
Andrew Mathias	2006	$300,000	$5,625,000	$2,621,091	$83,997	$1,309,145	$9,939,232
President and Chief Investment Officer
Gregory F. Hughes	2006	$400,000	$3,750,000	$1,235,083	$70,027	$562,178	$6,017,287
Chief Operating Officer and Chief Financial Officer
Andrew S. Levine	2006	$300,000	$937,500	$400,305	—	$84,940	$1,722,745
Chief Legal Officer and General Counsel

*                      The columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

**                 Mr. Holliday stepped down as President effective April 16, 2007, when Mr. Mathias was promoted to that position. Mr. Hughes and Mr. Levine were promoted to the positions of Chief Operating Officer and Chief Legal Officer, respectively, effective April 16, 2007.

(1)                Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for stock awards (which consist of restricted stock awards, awards made pursuant to our Outperformance Plans, awards of interests in GKK Manager LLC, or the Manager Interests, and awards of Class B limited partner interests in GKK Capital L.P., or the Class B Interests, some of which were granted in prior years) as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Notes 2 and 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 28, 2007. For a description of the Manager Interests and the Class B Interests, see “—Equity Compensation Plan Information—Other Equity Incentive Awards.”

(2)                Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown are the compensation costs recognized by our company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 28, 2007.

(3)                The table below shows the components of this column, which include perquisites, tax gross-ups, and loan forgiveness amounts.

Name	Perquisites ($)		Tax Gross-Ups ($)(a)	Loan Forgiveness ($)	Total “All Other Compensation” ($)
Marc Holliday	$22,065	(b)	$2,690,787	$119,103	$2,831,955
Stephen L. Green	$187,650	(c)	$2,395,922	—	$2,583,572
Gregory F. Hughes	$6,600	(d)	$555,578	—	$562,178
Andrew Mathias	$6,600	(d)	$1,302,545	—	$1,309,145
Andrew S. Levine	$6,600	(d)	$78,340	—	$84,940

(a)                 Represents the cash payments made with respect to tax payments due on the restricted stock awards made to the named executive officers.

(b)                Represents (i) our company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan, (ii) leased car payments and (iii) life insurance premiums. Our company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

(c)                 Represents (i) our company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan and (ii) leased car and full-time driver payments. Our company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

(d)                Represents our company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan. Our company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2006.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units(2) (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Equity Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marc Holliday	01/01/2006	—	—	—	—	—	—	21,050	—	—	$2,115,525
	03/13/2006	—	—	—	—	—	—	—	260,000	$93.31	$4,306,536
	06/14/2006	—	—	—	0	N/A	136,736	—	—	—	$530,000
Stephen L. Green	01/01/2006	—	—	—	—	—	—	18,843	—	—	$1,893,722
	06/14/2006	—	—	—	0	N/A	91,157	—	—	—	$353,333
Gregory F. Hughes	01/01/2006	—	—	—	—	—	—	5,042	—	—	$506,721
	06/14/2006	—	—	—	0	N/A	50,643	—	—	—	$196,296
Andrew Mathias	01/01/2006	—	—	—	—	—	—	17,850	—	—	$1,793,925
	06/14/2006	—	—	—	0	N/A	91,157	—	—	—	$353,333
Andrew S. Levine	01/01/2006	—	—	—	—	—	—	3,500	—	—	$329,525
	06/14/2006	—	—	—	0	N/A	20,257	—	—	—	$78,519

(1)                For information regarding the performance criteria for this award, see “—2005 Long-Term Outperformance Compensation Plan.”

(2)                The amounts shown in this column reflect a restricted stock award granted to each named executive officer on January 1, 2006, which vests in three annual installments of 25%, 25% and 50%.

(3)                The exercise price for all options granted to the named executive officer is 100% of the fair market value of the shares on the grant date. We do not pay dividend equivalents on stock options.

(4)                The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123R.

For a discussion of each named executive officer’s employment agreement and our Outperformance Plans, see “—Potential Payments Upon Termination or Change of Control” and “—Outperformance Plans,” respectively.

Outstanding Equity Awards

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2006.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)_		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)
Marc Holliday	63,000	(1)	84,000	(1)	—	$28.10	10/10/2012	—		—	—		—
	—		260,000	(2)	—	$93.31	03/13/2016	—		—	—		—
	—		—		—	—	—	345,133	(3)	$45,826,760	—		—
	—		—		—	—	—	—		—	43,749	(4)	$26,427,192
Stephen L. Green	—		60,000	(5)	—	$29.53	11/09/2011	—		—	—		—
	63,000	(6)	84,000	(6)	—	$28.10	10/10/2012	—		—	—		—
	260,000	(7)	—		—	$76.39	12/30/2015	—		—	—		—
	—		—		—	—	—	193,600	(8)	$25,706,208	—		—
	—		—		—	—	—	—		—	35,000	(9)	$19,867,300
Gregory F. Hughes	—		70,000	(10)	—	$43.25	02/02/2014	—		—	—		—
	—		—		—	—	—	75,985	(11)	$10,089,288	—		—
	—		—		—	—	—	—		—	5,000	(12)	$8,883,300
Andrew Mathias	8,333	(13)	—		—	$29.53	11/09/2011	—		—	—		—
	12,500	(14)	12,500	(14)	—	$28.10	10/10/2012	—		—	—		—
	2,833	(15)	52,500	(15)	—	$36.55	11/11/2013	—		—	—		—
	—		—		—	—	—	171,622	(16)	$22,787,969	—		—
	—		—		—	—	—	—		—	15,531	(17)	$16,280,706
Andrew S. Levine	31,000	(18)	15,000	(18)	—	$28.10	10/10/2012	—		—	—		—
	—		—		—	—	—	29,157	(19)	$3,871,466	—		—
	—		—		—	—	—	—		—	N/A(20)		$4,063,790

             (1)  Includes an option award granted on 10/10/2002, which vests in four annual installments of 10%, 20%, 30% and 40%.

             (2)  Includes an option award granted on 03/13/2006, which vests in five equal annual installments.

             (3)  Includes restricted stock awards granted on: (i) 07/17/1998, which vests on 07/17/2007; (ii) 01/17/2001, 14,219 shares of which vest on 07/17/2007, 30,834 shares of which vest on 07/17/2008, 30,832 shares of which vest on 07/17/2009 and 12,498 shares of which vest on 01/01/2010; (iii) 02/01/2005, which vests in five annual installments of 10%, 10%, 20%, 30% and 30%; and (iv) 01/01/2006, which vests in three annual installments of 25%, 25% and 50%. Our stock price on the date of each of those grants was $23.75 per share, $26.44 per share, $53.46 per share and $76.39 per share, respectively. Also includes an award in the form of LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our 2005 Outperformance Plan, see “—2005 Long-Term Outperformance Compensation Plan.”

             (4)  Includes a restricted stock award granted on 01/01/2004, 50% of which vests in six equal annual installments based on continued employment and 50% of which vests in six annual installments subject to the attainment of specified performance goals during the vesting period. Our stock price on the date of this grant was $41.05 per share. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. For a discussion of our 2003 Outperformance Plan and our 2006 Outperformance Plan, see “—Equity Compensation Plan Information—2003 Long-Term Outperformance Compensation Program and 2006 Long-Term Outperformance Compensation Program.” Also includes a Manager Interest award and a Class B Interest award made in May 2005.The value of these awards is based on an independent third-party appraisal that was done as of March 31, 2005 and which has not been subsequently updated. For a discussion of these awards, see “—Equity Compensation Plan Information—Other Equity Incentive Awards.’’

             (5)  Includes an option award granted on 11/09/2001, which vests in five equal annual installments.

             (6)  Includes an option award granted on 10/10/2002, which vests in four annual installments of 10%, 20%, 30% and 40%.

             (7)  Includes an option award granted on 12/30/2005, which vested immediately.

             (8)  Includes restricted stock awards made on: (i) 02/01/2005, which vests in five annual installments of 10%, 10%, 20%, 30% and 30%; and (ii) 01/01/2006, which vests in three annual installments of 25%, 25% and 50%. Also includes an award in the form of LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. Our stock price on the date of each of these grants was $53.46 per share and $76.39 per share, respectively. For a discussion of our 2005 Outperformance Plan, see “—Equity Compensation Plan Information—2005 Long-Term Outperformance Compensation Plan.”

             (9)  Includes a restricted stock award made on 01/23/2003, 50% of which vests in five equal annual installments based on continued employment and 50% of which vests in five equal installments subject to the attainment of specified performance goals during the vesting period. Our stock price on the date of this grant was $30.55 per share. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. For a discussion of our 2003 Outperformance Plan and 2006 Outperformance Plan, see “—Equity Compensation Plan Information—2003 Long-Term Outperformance Compensation Program and 2006 Long-Term Outperformance Compensation Program.” Also includes a Manager Interest award and a Class B Interest award made in May 2005. For a discussion of these awards, see “—Equity Compensation Plan Information—Other Equity Incentive Awards.’’

        (10)  Includes an option award granted on 02/01/2004, which vests in five annual installments of 15%, 15%, 20%, 20% and 30%.

        (11)  Includes restricted stock awards granted on:  (i) 02/01/2005, which vests in five annual installments of 10%, 10%, 20%, 30% and 30%; and (ii) 01/01/2006, which vests in three annual installments of 25%, 25% and 50%. Our stock price on the date of each of these grants was $53.46 per share and $76.39 per share, respectively. Also includes an award in the form of LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our 2005 Outperformance Plan, see “—Equity Compensation Plan Information—2005 Long-Term Outperformance Compensation Plan.”

        (12)  Includes a restricted stock award granted on 02/03/2004, 50% of which vests in three annual installments based on continued employment and 50% of which vests in three installments subject to the attainment of specified performance goals during the vesting period. Our stock price on the date of this grant was $43.53 per share. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. For a discussion of our 2003 Outperformance Plan and our 2006 Outperformance Plan, see “—Equity Compensation Plan Information—2003 Long-Term Outperformance Compensation Program and 2006 Long-Term Outperformance Compensation Program.” Also includes a Manager Interest award and a Class B Interest award made in May 2005. The value of these awards is based on an independent third-party appraisal that was done as of March 31, 2005 and which has not been subsequently updated. For a discussion of these awards, see “—Equity Compensation Plan Information—Other Equity Incentive Awards.’’

        (13)  Includes an option award granted on 11/09/2001, which vests in five equal annual installments (subject to rounding).

        (14)  Includes an option award granted on 11/09/2001, which vests in six equal annual installments.

        (15)  Includes an option award granted on 11/11/2003, which vests in four annual installments.

        (16)  Includes restricted stock awards granted on:  (i) 03/29/2002, which vests on 01/01/2007; (ii) 12/29/2003, which vests on 01/01/2007; (iii) 01/01/2004, which vests in four annual installments of 10%, 20%, 30% and 40%; (iv) 02/01/2005, which vests in five annual installments of 10%, 10%, 20%, 30% and 30%; and (v) 01/01/2006, which vests in three annual installments of 25%, 25% and 50%. Our stock price on the date of each of these grants was $33.60 per share, $40.95 per share, $41.05 per share, $53.46 per share and $76.39 per share, respectively. Also includes an award in the form of LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our 2005 Outperformance Plan, see “—Equity Compensation Plan Information—2005 Long-Term Outperformance Compensation Plan.”

        (17)  Includes restricted stock awards granted on:  (i) 03/29/2002, 50% of which vests in four annual installments based on continued employment and 50% of which vests in four installments subject to the attainment of specified performance goals during the vesting period; and (ii) 01/01/2004, 50% of which vests in four annual installments based on continued employment and 50% of which vests in four installments subject to the attainment of specified performance goals during the vesting period. Our stock price on the date of each of these grants was $33.60 per share and $41.05 per share, respectively. Also includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. For a discussion of our 2003 Outperformance Plan and our 2006 Outperformance Plan, see “—2003 Long-Term Outperformance Compensation Program and our 2006 Long-Term Outperformance Compensation Program.” Also includes a Manager Interest award and a Class B Interest award made in May 2005. The value of these awards is based on an independent third-party appraisal that was done as of March 31, 2005 and which has not been subsequently updated.  For a discussion of these awards, see “—Equity Compensation Plan Information—Other Equity Incentive Awards.’’

        (18)  Includes an option award granted on 11/09/2001, which vests in six equal annual installments.

        (19)  Includes restricted stock awards granted on:  (i) 02/01/2005, which vests in five annual installments of 10%, 10%, 20%, 30% and 30%; and (ii) 01/01/2006, which vests in three annual installments of 25%, 25% and 50%. Our stock price on the date of each of these grants was $53.46 per share and $76.39 per share, respectively. Also includes an award in the form of LTIP Units under our 2005 Outperformance Plan, which vests one-third on each of November 30, 2008, 2009 and 2010. For a discussion of our 2005 Outperformance Plan, see “—Equity Compensation Plan Information—2005 Long-Term Outperformance Compensation Plan.”

        (20)  Includes awards under our 2003 Outperformance Plan and our 2006 Outperformance Plan. For a discussion of our 2003 Outperformance Plan and our 2006 Outperformance Plan, see “—Equity Compensation Plan Information—2003 Long-Term Outperformance Compensation Program and our 2006 Long-Term Outperformance Compensation Program.” Also includes a Manager Interest award and a Class B Interest award made in May 2005. The value of these awards if based on an independent third party appraisal that was done as of March 31, 2005 and which has not been subsequently updated. For a discussion of these awards, see “—Equity Compensation Plan Information—Other Equity Incentive Awards.’’

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Marc Holliday	—	—	45,400	$4,836,520
Stephen L. Green	183,000	$9,948,300	40,400	$3,126,170
Gregory F. Hughes	15,000	$607,542	9,200	$763,460
Andrew Mathias	25,000	$1,262,497	26,284	$2,030,065
Andrew S. Levine	10,000	$754,544	4,350	$336,743

(1)             Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)             Amounts reflect the market value of the stock on the day the stock vested.

Pension Benefits

Our named executive officers received no benefits in fiscal year 2006 from us under defined pension or defined contribution plans other than our tax-qualified 401(k) Plan. See “—Summary Compensation Table.”

Nonqualified Deferred Compensation

Our company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change-in-Control

General

Each of our named executive officers is a party to an employment and non-competition agreement between us and such executive officer. This section describes the material terms of each named executive officer’s employment and non-competition agreement and provides the amount of compensation that would be paid to each named executive officer by us under these agreements and our other executive compensation programs in the event of termination of such executive’s employment with us or a Change-in-Control without termination of employment.  The amount of compensation payable to each named executive officer upon (i) a “Change-in-Control” without termination of the executive officer, (ii) termination of the executive officer by us for “Cause” or by the executive officer without “Good Reason,” (iii) termination of the executive officer by us without “Cause” or by the executive officer with “Good Reason,” (iv) termination of the executive officer in connection with a “Change-in-Control,” (v) termination of the executive officer in the event of the disability of the executive officer and (vi) termination of the executive officer in the event of the death of the executive officer (each a “Triggering Event”) is described below. The types of events constituting Cause, Good Reason, disability and a Change-in-Control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences.

The amounts shown below assume that such Change-in-Control or such termination was effective as of December 31, 2006 and are estimates of the amounts that would be paid out to the named executive officers upon such Change-in-Control or their termination. The value of the acceleration of vesting of shares of restricted stock, LTIP Units, the Manager Interests and the Class B Interests is based on the value of unvested awards set forth in the “Outstanding Equity Awards” table above. The value of the acceleration of vesting of stock options is based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and $132.78, which was the closing price of our common stock on the NYSE on December 31, 2006. Health and welfare benefits are valued based on the estimated amount of future premiums that would be paid on behalf of the named executive officer under our existing plans, based on the premiums in effect as of December 31, 2006. The actual amounts to be paid out can only be determined at the time of such Change-in-Control or such named executive officer’s separation from our company. The amounts described below do not include payments and benefits to the extent they have been earned prior to the termination of employment or Change-in-Control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described in the employment agreements below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

Employment and Non-Competition Agreements

Stephen L. Green.   Stephen L. Green’s employment and non-competition agreement was amended in 2000 and was set to expire on August 20, 2002. Effective August 20, 2002, Mr. Green entered into a new employment and non-competition agreement with us that runs through December 31, 2007. The agreement provides for an automatic renewal for successive one-year terms unless notice of non-renewal is given at least three months prior to the expiration of such renewal term. Pursuant to the agreement, Mr. Green receives, among other things, an annual base salary of $600,000, effective January 1, 2003 and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Green for job performance. Pursuant to the agreement, Mr. Green received a grant of 175,000 shares of restricted common stock in January 2003, 50% of which will vest equally over five years subject to continued employment, and the remaining 50% of which will vest equally over five years, subject to the attainment of specified financial performance goals during the vesting period. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2002): (i) 7% or greater increase in funds from operations on a per-share basis and a 10% or greater total return to stockholders or (ii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Green is also entitled to cash payments intended to serve as a tax gross-up upon the vesting of the shares of restricted stock granted under his agreement in an amount equal to 40% of the value of the shares vesting. Pursuant to the agreement, if Mr. Green is terminated for any reason, he will be subject to the following obligations: (i) noncompetition with our company for 18 months; (ii) nonsolicitation of our employees for 18 months; and (iii) nondisparagement of our company for one year. In connection with a Triggering Event, Mr. Green will be entitled to the following payments and benefits:

•       Change-in-Control without termination. Mr. Green will receive no payments or benefits.

•       Termination with Cause or without Good Reason. Mr. Green will receive no payments or benefits.

•       Termination without Cause or with Good Reason. Mr. Green will receive a cash severance payment in an amount of $11,100,000, which is equal to three times his base salary, plus a bonus equal to the average bonuses paid to him for the preceding two years, plus a pro-rata bonus. Mr. Green will also continue to receive his medical and welfare benefits for three years, the cost of which to us is projected to total in aggregate approximately $50,192. All of Mr. Green’s outstanding restricted stock and stock option awards, other than those made under the Outperformance Plans, will fully vest at termination. In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock awards. The combination of the accelerated vesting and the tax gross-up results in a total value to be received of $40,537,674. Mr. Green will also have an additional 12 months of vesting for his award under the 2005 Outperformance Plan.

•       Termination in connection with a Change-in-Control. Mr. Green will receive a cash severance payment of $11,100,000, which is equal to three times his base salary, plus a bonus equal to the average bonuses paid to him for the preceding two years, plus a pro-rata bonus. Mr. Green will also continue to receive his medical and welfare benefits for three years, the cost of which to us is projected to total in aggregate approximately $50,192. All of Mr. Green’s outstanding restricted stock awards, stock option awards and awards granted to him under the Outperformance Plans will fully vest at termination and, as of December 31, 2006, the performance hurdles with respect to the awards under the Outperformance Plans will be deemed to have been met, entitling Mr. Green to the full benefit of these awards.  See “—Equity Compensation Plan Information—Outperformance Plans.”  In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $67,861,501. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Green is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $11,008,390.

•       Termination upon disability. Mr. Green will receive a cash severance payment of $11,100,000, which is equal to three times the amount of his average base salary and bonuses paid to him for the preceding two years, plus a pro-rata bonus. All of Mr. Green’s outstanding restricted stock awards, stock option awards and awards granted to him under the Outperformance Plans will fully vest at termination.  In addition, the performance hurdles with respect to the awards under the Outperformance Plans will be deemed to have been met and Mr. Green will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.”  In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $67,861,501.

•       Termination upon death. Mr. Green’s estate will receive a cash severance payment in an amount equal to a pro-rata bonus. All of Mr. Green’s outstanding restricted stock awards, stock option awards and awards granted to him under the Outperformance Plans will fully vest at termination. In addition, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans will be deemed to have been met and Mr. Green will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.” In addition, he will receive a tax gross-up in respect of the vesting of his restricted stock award. The combination of the accelerated vesting and the tax gross-up results in total value to be received of $67,861,501.

As a result of our extraordinary and industry leading increase in share price through December 31, 2006 (314.0%) from the time we executed this employment agreement in August 2002 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive’s equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

Marc Holliday.   Marc Holliday’s amended and restated employment and non-competition agreement, dated as of January 1, 2004, or the Prior Agreement, was subsequently amended and restated on April 16, 2007. The agreement has a term of six years commencing on January 1, 2004 and ending on January 17, 2010, which will automatically renew for successive one-year periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $600,000, to be adjusted upwards every two years to correspond to increases in the consumer price index, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Holliday for job performance. Pursuant to the Prior Agreement, Mr. Holliday received a grant of 175,000 shares of restricted common stock in addition to the 127,500 shares of restricted common stock that were outstanding at the time. The shares under these restricted stock grants are subject to time-based vesting based on continued employment and, with respect to a total of 238,750 of these shares, performance-based vesting criteria. The shares vest or vested in accordance with the following schedule:

Vesting Date	Time-Based Vesting Shares		Time- and Performance-Based Vesting Shares
July 17, 2004	14,583	*	25,417
July 17, 2005	14,583	*	25,417
July 17, 2006	14,583	*	25,417
July 17, 2007	14,583		35,417
July 17, 2008	14,583		45,417
July 17, 2009	14,585		45,417
January 17, 2010	0		12,498

*                    All shares have vested as of December 31, 2006.

The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2001, with respect to 127,500 of the shares, or 2003, with respect to the remaining 87,500 shares): (i) 7% or greater increase in funds from operations on a per-share basis and a 10% or greater total return to stockholders or (ii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. The Prior Agreement also provided for a signing bonus of 95,000 shares of our restricted stock that were immediately vested, subject to a prohibition on disposition for two years. Mr. Holliday is also entitled to cash payments intended to serve as a tax gross-up upon the vesting of the shares of restricted stock granted under his agreement in an amount equal to 40% of the value of the shares vesting. Under the agreement, we are also obligated to maintain a life insurance policy for the benefit of Mr. Holliday’s beneficiaries in the face amount of $10 million, or if not available at reasonable rates, to self-insure Mr. Holliday up to the maximum cash severance payable under the agreement. Pursuant to the agreement, if Mr. Holliday is terminated for any reason, he will be subject to the following obligations: (i) noncompetition with our company for 18 months (or one year if employment is terminated due to a non-renewal of the term of employment or two years if Mr. Holliday terminates his employment without Good Reason); (ii) nonsolicitation of our employees for two years (unless employment is terminated by us without Cause or Mr. Holliday with Good Reason in connection with or within 18 months after a Change-in-Control); and (iii) nondisparagement of our company and non-interference with its business for one year. In connection with a Triggering Event, Mr. Holliday will be entitled to the following payments and benefits:

•       Change-in-Control without termination. Under Mr. Holliday’s employment agreement, all of his outstanding restricted stock, Class A partnership units, or Class A Units, in our operating partnership that are convertible into shares of our common stock or cash, at our election, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, a tax gross-up payment in cash in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units, or the Gross-Up Payment. With respect to the shares of restricted stock and Class A Units, the Gross-Up Payment will equal 40% of the value of the shares vesting and will be payable upon vesting. With respect to the LTIP Units, the Gross-Up Payment will equal 20% of the value of the LTIP Units vesting and will be payable upon the redemption of the LTIP Units, which is when the tax is expected to be due by the executive officer, except that if the LTIP Units are taxed in the same manner as shares of restricted stock, the tax gross-up payment will be the same as for shares of restricted stock. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Holliday to the full benefit of these awards. See “Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards.” The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $104,701,250. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Holliday is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment.  The amount of this excise tax gross-up would be $13,246,718.

•       Termination with Cause or without Good Reason. Mr. Holliday will receive no payments or benefits.

•       Termination without Cause or with Good Reason. Under Mr. Holliday’s employment agreement, Mr. Holliday will receive a cash severance payment of $10,458,800, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which Mr. Holliday’s employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Holliday’s Average Annual Cash Bonus. Under Mr. Holliday’s employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $17,072. Under Mr. Holliday’s employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $68,127,244. Under Mr. Holliday’s employment agreement and the Outperformance Plans, Mr. Holliday will also have 12 months of additional vesting for his awards under the Outperformance Plans. Under the award agreements with respect to the Manager Interest and the Class B Interest, Mr. Holliday will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Holliday will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Holliday’s execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

•       Termination in connection with a Change-in-Control. Under Mr. Holliday’s employment agreement, if Mr. Holliday is terminated by us without Cause or by Mr. Holliday for any reason in connection with or within 18 months after a Change-in-Control, Mr. Holliday will receive a cash severance payment of $31,376,400, which is equal to the sum of (i) three times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday’s employment agreement, Mr. Holliday will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Holliday’s selection, for a period of up to two years following termination, subject to a maximum cost to us of $150,000, which equals 25% of his Average Annual Base Salary. Under Mr. Holliday’s employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Under Mr. Holliday’s employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Holliday to the full benefit of these awards. See “Equity Compensation Plan Information—Outperformance Plans and—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $104,701,250. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Holliday is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $29,834,446.

•       Termination upon disability. Under Mr. Holliday’s employment agreement, Mr. Holliday will receive a cash severance payment of $10,458,800, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday’s employment agreement, Mr. Holliday will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Mr. Holiday will also have 24 months of additional vesting for his outstanding restricted stock, LTIP Units and stock option awards other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans would have been deemed to have been met and Mr. Holliday will get the full benefit of such awards. See “Equity Compensation Plan Information—Outperformance Plans.”  The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest.  Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Holliday would have been deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “Equity Compensation Plan Information—Other Equity Incentive Plans.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $71,548,164. Mr. Holliday will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Holliday’s execution of a mutual release agreement that releases us from all claims he may have against us.

•       Termination upon death. Under Mr. Holliday’s employment agreement, Mr. Holliday’s estate will receive a cash severance equal to his pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus; provided that this amount is reduced dollar-for-dollar by the amount of proceeds received by Mr. Holliday’s beneficiaries pursuant to the life insurance we are required to maintain for him. Under Mr. Holliday’s employment agreement, Mr. Holiday will also have 24 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards (other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest) will vest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans would have been deemed to have been met and Mr. Holliday will get the full benefit of such awards. See “Equity Compensation Plan Information—Outperformance Plans.”  The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest.  Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Holliday will  be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “Equity Compensation Plan Information—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $71,548,164.

As a result of our extraordinary and industry leading increase in share price through December 30, 2006 (223.5%) from the time we executed his Prior Agreement in 2004 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive’s equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

Gregory F. Hughes.   Gregory F. Hughes’ employment and non-competition agreement with us, dated as of February 3, 2004, was amended and restated on April 16, 2007. The agreement has a term of three years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $500,000, which we agreed to review annually, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Hughes for job performance. The agreement also provides for an incentive cash bonus payment of either $0, $425,000 or $525,000 to be paid to Mr. Hughes in the event that GKK Manager LLC, or the Manager, our majority-owned subsidiary that serves as the external manager of Gramercy, is acquired. The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition. Mr. Hughes will also receive, among other benefits, 37,000 shares of restricted stock or, at our option, Class A Units on June 1, 2007, 5,000 of which will immediately vest. The aggregate of the remaining shares or units vest as follows:  10,666 shares or units vest on January 1, 2008; 10,666 shares or units vest on January 1, 2009;  and the remaining 10,666 shares or units vest on January 1, 2010. However, the vesting of one-half of the shares or units is further conditioned upon the attainment of specified performance-based vesting criteria. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2007): (i) 7% or greater increase in funds from operations on a per-share basis and a 10% or greater total return to stockholders or (ii) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Hughes is also entitled to the Gross-Up

Payment in respect of these shares or units and, prior to their issuance, payments representing the distributions that would have been received by Mr. Hughes if these shares or units had been issued on January 1, 2007. Additionally, with respect to the option to purchase 100,000 shares of Common Stock granted on February 1, 2004 with an exercise price of $43.25, 10,000 of the 30,000 shares otherwise scheduled to vest thereunder in 2009, became immediately vested upon execution of the agreement. Pursuant to the agreement, if Mr. Hughes is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below and (B) termination by us without Cause or by Mr. Hughes with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clauses (i) and (ii) below), he will be subject to the following obligations: (i) noncompetition with our company for one year; (ii) nonsolicitation of our employees for two years; and (iii) nondisparagement of our company and non-interference with its business for one year. In connection with a Triggering Event, Mr. Hughes will be entitled to the following payments and benefits:

•       Change-in-Control without termination. Under Mr. Hughes’ employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Hughes to the full benefit of these awards. See “—Equity Compensation Plan Information—Outperformance Plans and —Other Equity Incentive Awards.” The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $26,851,213. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Hughes is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment.  The amount of this excise tax gross-up would be $1,943,346.

•       Termination with Cause or without Good Reason. Mr. Hughes will receive no payments or benefits.

•       Termination without Cause or with Good Reason. Under Mr. Hughes’ employment agreement, Mr. Hughes will receive a cash severance payment of $4,445,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which Mr. Hughes’ employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Hughes’ Average Annual Cash Bonus. Under Mr. Hughes’ employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $17,072. Under Mr. Hughes’ employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $12,707,435. Under Mr. Hughes’ employment agreement and the Outperformance Plans, Mr. Hughes will also have 12 months of additional vesting for his awards under the Outperformance Plans. Under the award agreements with respect to the Manager Interest and the Class B Interest, Mr. Hughes will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Hughes will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Hughes’ execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

•       Termination in connection with a Change-in-Control. Under Mr. Hughes’ employment agreement, if Mr. Hughes is terminated by us without Cause or by Mr. Hughes for any reason in connection with or within 18 months after a Change-in-Control, Mr. Hughes will receive a cash severance payment of $11,637,500, which is equal to the sum of (i) two and one-half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes’ employment agreement, Mr. Hughes will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Hughes’ selection, for a period of up to two years following termination, subject to a maximum cost to us of $100,000, which equals 25% of his Average Annual Base Salary. Under Mr. Hughes’ employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Under Mr. Hughes’ employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Hughes to the full benefit of these awards. See “—Equity Compensation Plan Information—Outperformance Plans and —Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $26,851,213. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Hughes is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $8,135,961.

•       Termination upon disability. Under Mr. Hughes’ employment agreement, Mr. Hughes will receive a cash severance payment of $4,445,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes’ employment agreement, Mr. Hughes will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Mr. Hughes will also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans as described below would have been deemed to have been met and Mr. Hughes will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.”  The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest.  Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Hughes will  be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “—Equity Compensation Plan Information—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $19,104,138. Mr. Hughes will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Hughes’ execution of a mutual release agreement that releases us from all claims he may have against us.

•       Termination upon death. Under Mr. Hughes’ employment agreement, Mr. Hughes’ estate will receive a cash severance payment which is equal to his pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Hughes’ employment agreement, Mr. Hughes will also have 12 months of additional vesting for outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units.  Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans would have been deemed to have been met and Mr. Hughes will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.”   The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Hughes will be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “—Equity Compensation Plan Information—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $19,104,138.

As a result of our extraordinary and industry leading increase in share price through December 31, 2006 (205.0%) from the time we executed his prior agreement in 2004 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive’s equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

Andrew Mathias.   Andrew Mathias’ employment and non-competition agreement with us, dated as of January 1, 2004, was amended and restated on April 16, 2007. The agreement has a term of four years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The original four year term is automatically reduced by six months if Marc Holliday does not remain employed as our Chief Executive Officer as of January 18, 2010. The agreement provides for an annual salary of at least $500,000 during the first three years of the employment term and at least $550,000 for each year thereafter, which we agreed to review annually, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Mathias for job performance. The agreement also provides for an incentive cash bonus payment of either $0, $650,000 or $800,000 to be paid to Mr. Mathias in the event that the Manager is acquired. The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition. Mr. Mathias will also receive, among other benefits, 68,000 shares of restricted stock or, at our option, Class A Units on June 1, 2007, 10,000 of which will immediately vest. The aggregate of the remaining shares or units and the 14,000 shares of restricted common stock that were granted under Mr. Mathias’ prior employment agreement that remained outstanding at the time vest as follows:  14,000 shares vest on January 1, 2008; 21,666 shares or units vest on January 1, 2009; 16,666 shares or units vest on January 1, 2010; and the remaining 19,688 shares or units vest on January 1, 2011. However, the vesting of one-half of the shares or units and one-half of the restricted common stock is further conditioned upon the attainment of specified performance-based vesting criteria. The performance-based vesting each year is based on the achievement of either of the following financial performance goals during the prior year (or on a cumulative basis since 2004, with respect to the shares scheduled to vest on January 1, 2008, or since 2007, with respect to the other shares or units): (1) 7% or greater increase in funds from operations on a per-share basis and a 10% or greater total return to stockholders or (2) total return to stockholders in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Mathias is also entitled to the Gross-Up Payment in respect of these shares or units, Class A Units and shares of restricted common stock and, prior to their issuance, payments representing the distributions that would have been received by Mr. Mathias if these shares or units had been issued on January 1, 2007. Pursuant to the agreement, if Mr. Mathias is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below and (B) termination by us without Cause or by Mr. Mathias with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clauses (i) and (ii) below), he will be subject to the following obligations: (i) noncompetition with our company for one year; (ii) nonsolicitation of our employees for two years; and (iii) nondisparagement of our company and non-interference with its business for one year. In connection with a Triggering Event, Mr. Mathias will be entitled to the following payments and benefits:

•       Change-in-Control without termination. Under Mr. Mathias’ employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units, and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Mathias to the full benefit of these awards. See “—Equity Compensation Plan Information—Outperformance Plans and —Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $50,527,976. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Mathias is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment.  The amount of this excise tax gross-up would be $3,658,044.

•       Termination with Cause or without Good Reason. Mr. Mathias will receive no payments or benefits.

•       Termination without Cause or with Good Reason. Under Mr. Mathias’ employment agreement, Mr. Mathias will receive a cash severance payment of $7,555,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which Mr. Mathias’ employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Mathias’ Average Annual Cash Bonus. Under Mr. Mathias’ employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $17,072. Under Mr. Mathias’ employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $25,605,649. Under Mr. Mathias’ employment agreement and the Outperformance Plans, Mr. Mathias will also have 12 months of additional vesting for his awards under the Outperformance Plans. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Mathias will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Mathias will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Mathias’ execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

•       Termination in connection with a Change-in-Control. Under Mr. Mathias’ employment agreement, if Mr. Mathias is terminated by us without Cause or by Mr. Mathias for any reason in connection with or within 18 months after a Change-in-Control, Mr. Mathias will receive a cash severance payment of $19,687,500, which is equal to the sum of (i) two and one-half times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias’ employment agreement, Mr. Mathias will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Mathias’ selection, for a period of up to two years following termination, subject to a maximum cost to us of $75,000, which equals 25% of his Average Annual Base Salary. Under Mr. Mathias’ employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Under Mr. Mathias’ employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Mathias to the full benefit of these awards.  See “—Equity Compensation Plan Information—Outperformance Plans and —Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $50,527,976. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Mathias is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $14,829,012.

•       Termination upon disability. Under Mr. Mathias’ employment agreement, Mr. Mathias will receive a cash severance payment of $7,555,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias’ employment agreement, Mr. Mathias will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Mr. Mathias will be also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans will be deemed to have been met and Mr. Mathias will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.” The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Mathias will  be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “—Equity Compensation Plan Information—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $37,989,865. Mr. Mathias will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Mathias’ execution of a mutual release agreement that releases us from all claims he may have against us.

•       Termination upon death. Under Mr. Mathias’ employment agreement, Mr. Mathias’ estate will receive a cash severance payment which is equal to his pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias’ employment agreement, Mr. Mathias will also have 12 months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans would have been deemed to have been met and Mr. Mathias will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.”  The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Mathias will  be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “—Equity Compensation Plan Information—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $37,989,865.

•       Termination at end of employment term. Generally, Mr. Mathias is not entitled to any severance payments, continuation of benefits or acceleration of vesting of equity awards in the event that his employment is terminated as a result of the non-renewal of his employment term under his employment agreement. However, in the event that his employment term is reduced by six months because Mr. Holliday ceases to be employed as our Chief Executive Officer as of January 18, 2010 and Mr. Mathias’ employment is terminated for any reason at the end of his reduced employment term, then Mr. Mathias will be entitled to pro rata time-based vesting for such six-month period under all of his outstanding restricted stock, Class a Units, LTIP Units and stock option and other equity awards to the extent to which such termination falls within the vesting periods applicable to such awards. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest.

As a result of our extraordinary and industry leading increase in share price through December 31, 2006 (223.5%) from the time we executed his prior agreement in 2004 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive’s equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

Andrew Levine.   Andrew Levine entered into an employment and non-competition agreement with us on April 16, 2007. The agreement has a term of three years commencing on January 1, 2007, which will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $350,000, which we agreed to review annually, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Levine for job performance. The agreement also provides for an incentive cash bonus payment of either $0, $200,000 or $275,000 to be paid to Mr. Levine in the event that the Manager is acquired. The amount of this bonus is based entirely on the purchase price received for the Manager in the acquisition and is only payable in connection with such an acquisition. Mr. Levine will also receive, among other benefits, 14,000 shares of restricted stock or, at our option, Class A Units on June 1, 2007, 2,000 of which will immediately vest. The aggregate of the remaining shares or units vest as follows:  4,000 shares or units vest on January 1, 2008; 4,000 shares or units vest on January 1, 2009; and the remaining 4,000 shares or units vest on January 1, 2010. Mr. Levine is also entitled to the Gross-Up Payment in respect of these shares or units and, prior to their issuance, payments representing the distributions that would have been received by Mr. Levine if these shares or units had been issued on January 1, 2007. Pursuant to the agreement, if Mr. Levine is terminated for any reason (other than (A) non-renewal of the term of employment in the case of clause (i) below and (B) termination by us without Cause or by Mr. Levine with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clauses (i) and (ii) below), he will be subject to the following obligations: (i) noncompetition with our company for one year; (ii) nonsolicitation of our employees for two years; and (iii) nondisparagement of our company and non-interference with its business for one year. In connection with a Triggering Event, Mr. Levine will be entitled to the following payments and benefits:

•       Change-in-Control without termination. Under Mr. Levine’s employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Levine to the full benefit of these awards. See “—Equity Compensation Plan Information—Outperformance Plans and —Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $9,978,153. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Levine is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment.

•       Termination with Cause or without Good Reason. Mr. Levine will receive no payments or benefits.

•       Termination without Cause or with Good Reason. Under Mr. Levine’s employment agreement, Mr. Levine will receive a cash severance payment of $1,470,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which Mr. Levine’s employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Levine’s Average Annual Cash Bonus. Under Mr. Levine’s employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 12 months, the cost of which to us is projected to total in aggregate approximately $17,072. Under Mr. Levine’s employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest at termination. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $3,764,639.  Under Mr. Levine’s employment agreement and the Outperformance Plans, Mr. Levine will also have 12 months of additional vesting for his awards under the Outperformance Plans.  Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Levine will be deemed to have continued his employment with respect to these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. Mr. Levine will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Levine’s execution of a mutual release agreement that releases us from all claims he may have against us; provided, however, such release shall not be required if there is a termination of the executive by us without Cause or by the executive with Good Reason within 18 months of a Change-in-Control.

•       Termination in connection with a Change-in-Control. Under Mr. Levine’s employment agreement, if Mr. Levine is terminated by us without Cause or by Mr. Levine for any reason in connection with or within 18 months after a Change-in-Control, Mr. Levine will receive a cash severance payment of $3,215,000 which is equal to the sum of (i) two times the sum of his Average Annual Base Salary and Average Annual Cash Bonus, plus (ii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on 75% of his Average Annual Cash Bonus. Under Mr. Levine’s employment agreement, Mr. Levine will receive outplacement benefits provided by a nationally-recognized outplacement firm of Mr. Levine’s selection, for a period of up to two years following termination, subject to a maximum cost to us of $75,000, which equals 25% of his Average Annual Base Salary. Under Mr. Levine’s employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Under Mr. Levine’s employment agreement, all of his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans or with respect to the Manager Interest or the Class B Interest, will fully vest upon a Change-in-Control. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. The shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans and the Manager Interest and Class B Interest will fully vest upon a Change-in-Control and, as of December 31, 2006, the performance hurdles with respect to such awards would have been deemed to have been met, entitling Mr. Levine to the full benefit of these awards.  See “—Equity Compensation Plan Information—Outperformance Plans and —Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $9,978,153. Under the employment agreement, in the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the Internal Revenue Code subject to an excise tax, Mr. Levine is entitled to receive a tax gross-up payment in an amount sufficient to put him in the same after-tax position (assuming the highest possible applicable tax rates applied) that he would have been in if such payment or benefit did not constitute an excess parachute payment. The amount of this excise tax gross-up would be $2,292,600.

•       Termination upon disability. Under Mr. Levine’s employment agreement, Mr. Levine will receive a cash severance payment of $1,470,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine’s employment agreement, Mr. Levine will also continue to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to total in aggregate approximately $51,215. Mr. Levine will also have six months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest. In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans will be deemed to have been met and Mr. Levine will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.” The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest. Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Levine will  be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “—Equity Compensation Plan Information—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $7,013,915. Mr. Levine will only be entitled to the severance payments and the acceleration of vesting of equity awards described above upon Mr. Levine’s execution of a mutual release agreement that releases us from all claims he may have against us.

•       Termination upon death. Under Mr. Levine’s employment agreement, Mr. Levine’s estate will receive a cash severance payment which is equal to his pro-rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine’s employment agreement, Mr. Levine will also have six months of additional vesting for his outstanding restricted stock, Class A Units, LTIP Units, and stock option awards, other than those made under the Outperformance Plans, stock options granted under our Amended 1997 Stock Option and Incentive Plan or with respect to the Manager Interest or the Class B Interest.  In addition, he will receive, or become entitled to receive, the Gross-Up Payment in respect of the vesting of these shares of restricted stock, Class A Units and LTIP Units. Further, the shares of restricted stock and LTIP Units issued or issuable under the Outperformance Plans will fully vest and, as of December 31, 2006, the performance hurdles with respect to the restricted stock and LTIP Unit awards under the Outperformance Plans would have been deemed to have been met and Mr. Levine will get the full benefit of such awards. See “—Equity Compensation Plan Information—Outperformance Plans.” The stock options granted under our Amended 1997 Stock Option and Incentive Plan will also fully vest.  Under the award agreements with respect to the Manager Interest and Class B Interest, Mr. Levine will  be deemed to have continued his employment with respect to two-thirds of these awards but will recognize no value until a measurement date occurs and the performance hurdles have been met with respect to such awards. See “—Equity Compensation Plan Information—Other Equity Incentive Awards.”  The combination of the accelerated vesting and the Gross-Up Payment results in total value to be received of $7,013,915.

As a result of our extraordinary and industry leading increase in share price through December 31, 2006 (379.5%) from the time we executed his Prior Agreement in 2000 and the fact that we have designed our retention policy, in part, through significant back-end vesting requirements to the executive’s equity-based awards, certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events or a Change-in-Control. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should the executive leave our employment without Good Reason.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,636,810	$58.62	614,097 (3)
Equity compensation plans not approved by security holders(2)	1,333	$18.44	0
Total	1,638,143	$58.59	614,097

(1)          Includes information related to our 2005 Stock Option and Incentive Plan and Amended 1997 Stock Option and Incentive Plan, as amended.

(2)          Certain of our employees, most of whom were executive officers, were granted an aggregate of 435,000 options as part of their initial employment agreements entered into at the time the employees first joined our company. The options have a weighted average exercise price of $24.61. A substantial portion of the options were issued during or before calendar year 2000 and no option grants have been made outside of our Amended 1997 Stock Option and Incentive Plan, as amended, subsequent to February 2001, or outside of our 2005 Stock Option and Incentive Plan.

(3)          Balance is after reserving for shares to be issued under our 2003 Long-Term Outperformance Compensation Program.

As of the record date, the number of securities to be issued upon exercise of outstanding options, warrants and rights is equal to 1,670,222, the weighted average exercise price of outstanding options, warrants and rights is equal to $78.98, the weighted average term is equal to 8.05 years and the number of securities remaining available for future issuance is equal to 393,919. In addition, a total of 606,734 shares of restricted stock are outstanding, of which 262,030 shares of restricted stock are subject to performance-based vesting and 344,704 shares are of restricted stock are subject to time-based vesting. For purposes of the outstanding performance-based awards, the performance measures are (i) 7% FFO growth, (ii) 10% total return to stockholders or (iii) total return to stockholders in the top one-third of our “peer group.” For these purposes, “peer group” shall have the meaning set forth on Exhibit A to our Amended and Restated 2005 Stock Option and Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. Such “peer group” may not change with respect to any particular award.

2005 Stock Option and Incentive Plan

At the March 2005 meeting of our Board of Directors, our Board adopted, and our stockholders ratified, a long-term, ten-year compensation program for certain employees, directors, officers, advisors, consultants and other personnel, and any of our joint venture affiliates. Our Compensation Committee may provide that any of our joint venture affiliates and employees of the foregoing may be eligible to participate in the equity incentive plan. Our Compensation Committee has the authority to administer and interpret the equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive and award, to determine the number of shares of common stock to be converted by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee, in its discretion, may delegate to our Chief Executive Officer all or part of the Committee’s authority and duties with respect to awards.

Subject to adjustments upon certain corporate transactions or events, up to a maximum of 3,500,000 shares (the “fungible pool limit”), may be subject to options, restricted stock, phantom shares, dividend equivalent rights and other equity-based awards under our equity incentive plan; however, the manner in which the fungible pool limit is finally determined can ultimately result in the issuance under our equity incentive plan of up to 4,375,000 shares (subject to adjustments upon certain corporate transactions or events). Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the equity incentive plan. If an option or other award granted under the equity incentive plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless the equity incentive plan is previously terminated by our Board of Directors, no new award may be granted under the equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of our outstanding common stock. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive awards in any one year covering more than 700,000 shares (based on the fungible pool limit, depending on the type of grant involved, as many as 875,000 shares can be the subject of option grants to any one person in any year, and as many as 269,230 shares may be granted as restricted stock (or be the subject of other full-value grants)) to any one person in any year. At December 31, 2006, approximately 1,100,000 shares of our common stock, calculated on a weighted average basis, were available for issuance under our equity incentive plan, or 1,400,000 if all shares available under our equity incentive plan were issued as five-year options.

Outperformance Plans

2003 Long-Term Outperformance Compensation Program.   We have a long-term, seven-year compensation program, or our 2003 Outperformance Plan, for certain members of senior management. Our 2003 Outperformance Plan, which measures our performance over a 48-month period (unless terminated earlier) commencing April 1, 2003, provides that holders of our common equity are to achieve a 40% total return, or baseline return, during the measurement period over a base share price of $30.07 per share before any restricted stock awards are granted. Plan participants will receive an award of restricted stock in an amount between 8% and 10% of the excess total return over the baseline return. At the end of the four-year measurement period, 40% of the award will vest on the measurement date and 60% of the award will vest ratably over the subsequent three years based on continued employment. The total value of the award under our 2003 Outperformance Plan is capped at $25.5 million. Any restricted stock to be issued under our 2003 Outperformance Plan will be allocated under our Amended 1997 Stock

Option and Incentive Plan, as amended, which was previously approved through a stockholder vote in May 2002. Compensation expense of $0.65 million related to this plan was recorded during the year ended December 31, 2006.

In the event of a change in control of our company prior to March 31, 2007, the performance period will be shortened to end on a date immediately prior to such event and the common stockholder return benchmark will be adjusted on a pro rata basis. The performance pool will be formed as described above and if the adjusted benchmark target is achieved, fully vested awards will be issued. If a change in control occurs after the performance period has ended, all unvested awards issued under our 2003 Outperformance Plan will fully vest upon a change in control.

On April 6, 2007, our Compensation Committee determined that under the terms of our 2003 Outperformance Plan, the maximum performance pool of $22,825,000, taking into account forfeitures, was established. In connection with this event, approximately 166,312 shares of restricted stock (as adjusted for forfeitures) were allocated under our 2005 Stock Option and Incentive Plan.

2005 Long-Term Outperformance Compensation Plan.   In December 2005, our Compensation Committee approved a long-term incentive compensation program, our 2005 Outperformance Plan. Participants in our 2005 Outperformance Plan were to share in a “performance pool” if our total return to stockholders for the period from December 1, 2005 through November 30, 2008 exceeded a cumulative total return to stockholders of 30% during the measurement period over a base share price of $68.51 per share. The size of the pool was to be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to the lesser of 3% of our outstanding shares and units of limited partnership interest as of December 1, 2005 or $50.0 million. In the event the potential performance pool reached this dilution cap before November 30, 2008 and remained at that level or higher for 30 consecutive days, the performance period was to end early and the pool was to be formed on the last day of such 30-day period. Each participant’s award under the 2005 Outperformance Plan would be designated as a specified percentage of the aggregate performance pool to be allocated to him or her. Individual awards would be made in the form of partnership units, or LTIP Units, that may ultimately become exchangeable for shares of our common stock or cash, at our election. LTIP Units would be granted prior to the determination of the performance pool; however, they were only to vest upon satisfaction of performance and other thresholds, and were not entitled to distributions until after the performance pool was established. Our 2005 Outperformance Plan provides that if the pool was established, each participant would also be entitled to the distributions that would have been paid on the number of LTIP Units earned, had they been issued at the beginning of the performance period. Those distributions were to be paid in the form of additional LTIP Units. After the performance pool was established, the earned LTIP Units are to receive regular quarterly distributions on a per unit basis equal to the dividends per share paid on our common stock, whether or not they are vested. Any LTIP Units not earned upon the establishment of the performance pool were to be automatically forfeited, and the LTIP Units that are earned are subject to time-based vesting, with one-third of the LTIP Units earned vesting on November 30, 2008 and each of the first two anniversaries thereafter based on continued employment.

If a change in control occurs after the performance period has ended, all LTIP Units that were earned under our 2005 Outperformance Plan will fully vest upon the change in control.

On June 14, 2006, our Compensation Committee determined that under the terms of our 2005 Outperformance Plan, as of June 8, 2006, the performance period had accelerated and the maximum performance pool of $49,250,000, taking into account forfeitures, was established. Individual awards under our 2005 Outperformance Plan are in the form of partnership units, or LTIP Units, in our operating partnership, that, subject to certain conditions, are convertible into shares of our common stock or cash, at our election. The total number of LTIP Units earned by all participants as a result of the establishment of the performance pool was 490,475 and are subject to time-based vesting. The cost of our 2005 Outperformance Plan (approximately $8.0 million, subject to adjustment for forfeitures) will continue to be amortized into earnings through the final vesting period in accordance with SFAS 123R. We recorded approximately $2.0 million of compensation expense during the year ended December 31, 2006 in connection with our 2005 Outperformance Plan.

2006 Long-Term Outperformance Compensation Program.   On August 14, 2006, our Compensation Committee approved a long-term incentive compensation program, or our 2006 Outperformance Plan. Participants in our 2006 Outperformance Plan will share in a “performance pool” if our total return to stockholders for the period from August 1, 2006 through July 31, 2009 exceeds a cumulative total return to stockholders of 30% during the measurement period over a base share price of $106.39 per share. The size of the pool will be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum award of $60.0 million. The maximum award will be reduced by the amount of any unallocated or forfeited awards. In the event the potential performance pool reaches the maximum award before July 31, 2009 and remains at that level or higher for 30 consecutive days, the performance period will end early and the pool will be formed on the last day of such 30 day period. Each participant’s award under our 2006 Outperformance Plan will be designated as a specified percentage of the aggregate performance pool. Assuming the 30% benchmark is achieved, the pool will be allocated among the participants in accordance with the percentage specified in each participant’s participation agreement. Individual awards will be made in the form of partnership units, or LTIP Units, that, subject to vesting and the satisfaction of other conditions, are exchangeable for a per unit value equal to the then trading price of one share of our common stock. This value is payable in cash or, at our election, in shares of common stock. LTIP Units are granted prior to the determination of the performance pool; however, they will only vest upon satisfaction of performance and time vesting thresholds under our 2006 Outperformance Plan, and will not be entitled to distributions until after the performance pool is established. Distributions on LTIP Units will equal the dividends paid on our common stock on a per unit basis. Our 2006 Outperformance Plan provides that if the pool is established, each participant will also be entitled to the distributions that would have been paid had the number of earned LTIP Units been issued at the beginning of the performance period. Those distributions will be paid in the form of additional LTIP Units. Thereafter, distributions will be paid currently with respect to all earned LTIP Units that are a part of the performance pool, whether vested or unvested. Although the amount of earned awards under our 2006 Outperformance Plan (i.e. the number of LTIP Units earned) will be determined when the performance pool is established, not all of the awards will vest at that time. Instead, one-third of the awards will vest on July 31, 2009 and each of the first two anniversaries thereafter based on continued employment.

In the event of a change in control of our company prior to August 1, 2007, the performance period will be shortened to end on a date immediately prior to such event and the cumulative stockholder return benchmark will be adjusted on a pro rata basis. In the event of a change in control of our company on or after August 1, 2007 but before July 31, 2009, the performance pool will be calculated assuming the performance period ended on July 31, 2009 and the total return continued at the same annualized rate from the date of the change in control to July 31, 2009 as was achieved from August 1, 2006 to the date of the change in control; provided that the performance pool may not exceed 200% of what it would have been if it was calculated using the total return from August 1, 2006 to the date of the change in control and a pro rated benchmark. In either case, the performance pool will be formed as described above if the adjusted benchmark target is achieved and all earned awards will be fully vested upon the change in control. If a change in control occurs after the performance period has ended, all unvested awards issued under our 2006 Outperformance Plan will become fully vested upon the change in control.

The cost of our 2006 Outperformance Plan (approximately $9.6 million, subject to adjustment for forfeitures) will be amortized into earnings through the final vesting period in accordance with SFAS 123R. We recorded approximately $1.1 million of compensation expense during the year ended December 31, 2006 in connection with our 2006 Outperformance Plan.

Other Equity Incentive Awards.   In May 2005, our Compensation Committee approved long-term incentive performance awards pursuant to which certain of our officers and employees, including some of whom are our senior executive officers, were awarded a portion of the interests previously held by us in the Manager as well as in the Class B limited partner interests in Gramercy’s operating partnership. After giving effect to these awards, we own 65.83 units of the Class B limited partner interests and 65.83% of the Manager. The officers and employees who received these awards own 15.75 units of the Class B limited partner interests and 15.75% of the Manager. These awards provide for three-year cliff vesting based on continued employment and achievement of performance hurdles. The performance hurdle is measured over the period, or the restricted period, beginning May 19, 2005 and ending on the earlier of (i) May 18, 2008, (ii) a Change of Control or (iii) a “Sale Event” of Gramercy (as defined in the operating agreement of the Manager). The performance hurdle will be met if as a result of one of the three described triggering events, we achieve (i) a rate of return on our weighted average cash investment during the restricted period (inclusive of cash and stock dividends, stock appreciation, income of the Manager and all other income earned by us as a result of our investment in Gramercy) of 36%, as adjusted under certain circumstances; and (ii) we achieve either (a) a total return to stockholders equal to or greater than 30%, as adjusted under certain circumstances, (b) funds from operations growth equal to or greater than 21%, as adjusted under certain circumstances, and (iii) average total return to stockholders growth in the top 25% of an identified peer group. During the restricted period we will hold all cash or other distributions payable on these awards which will be released to the grantee upon vesting (without interest) or forfeited upon a forfeiture of the awards. If prior to a trigger event, a grantee’s employment with us is terminated (i) as a result of death or disability, a pro rata percentage of the award (based on each year or partial year of employment of grantee during the restricted period) will become time vested but will continue to be subject to the performance hurdles as if the grantee were still employed by us; or (ii) without Cause or for Good Reason, the award will become time vested but will continue to be subject to the performance hurdle as if the grantee were still employed by us. Except as provided above, upon a termination of a grantee’s employment, the awards will be forfeited. Upon achievement of the performance hurdle, the awards will be deemed vested.

Gramercy Capital Corp. Equity Awards.   Certain of our named executive officers are also executive officers of Gramercy. The Compensation Committee of the board of directors of Gramercy has granted equity awards, including restricted stock awards, stock options and performance awards, to these executive officers under Gramercy’s equity incentive plan and outperformance plan, as applicable. Our employment agreements with these named executive officers provide for accelerated vesting under certain circumstances if their employment with us is terminated or if we experience a change in control. For a discussion of these awards, please refer to Gramercy’s proxy statement in connection with its 2007 annual meeting of stockholders that is filed with the SEC.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of common stock, as of March 20, 2007, for (1) each person known to us to be the beneficial owner of more than 5% of our company’s outstanding common stock, (2) each of our directors and nominees for director, (3) each of our named executive officers who is not a director and (4) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

Name**	Amount And Nature of Beneficial Ownership of Common Stock(1)		Percent of Total(2)
John H. Alschuler, Jr.	29,352	(3)	*
Edwin Thomas Burton, III	25,136	(4)	*
Stephen L. Green	1,893,252	(5)	3.1%
Marc Holliday	465,000	(6)	*
John S. Levy	60,001	(7)	*
Andrew Mathias	115,750		*
Andrew S. Levine	25,000	(8)	*
Gregory F. Hughes	18,012		*
AMVESCAP PLC(9)	2,667,390		4.5%
EARNEST Partners, LLC(10)	2,265,273		4.4%
Stichting Pensioenfonds ABP(11)	2,012,533		3.4%
Deutsche Bank AG (12)	2,894,650		4.9%
The Vanguard Group, Inc. (13)	3,056,844		5.2%
ING Groep N.V. (14)	3,419,294		5.8%
All Directors and Executive Officers as a Group (8 Persons)	2,631,503		4.3%

*                      Less than 1% of class.

**                 Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170.

             (1)  For purposes of this table, a person is deemed to have “beneficial ownership” of the number of shares of common stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units of limited partnership interests, or units, in our operating partnership, SL Green Operating Partnership, L.P., a Delaware limited partnership, of which SL Green Realty Corp. is the general partner (assuming we elect to issue common stock rather than pay cash upon such redemption). Pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of our operating partnership, dated as of August 20, 1997, as amended, upon a notice of redemption from a unit holder, our operating partnership is obligated to redeem units for cash or, at our option, on a one-for-one basis for shares of common stock, subject to certain limitations.

             (2)  As of March 20, 2007, 59,180,818 shares of common stock were outstanding. For purposes of computing the percentage of outstanding shares of common stock held by each person, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of units (assuming we elect to issue common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

             (3)  Includes 24,000 shares of common stock subject to options exercisable within 60 days after March 20, 2007 and 3,563 phantom units.

             (4)  Includes 6,000 shares of common stock subject to options exercisable within 60 days after March 20, 2007 and 5,347 phantom units.

             (5)  Includes 1,367,287 shares held directly or indirectly through certain partnerships and other similar entities and includes 383,000 shares of common stock subject to options exercisable within 60 days after March 20, 2007.

             (6)  Includes 52,000 shares of common stock subject to options exercisable within 60 days after March 20, 2007.

             (7)  Includes 54,000 shares of common stock subject to options exercisable within 60 days after March 20, 2007 and 5,174 phantom units.

             (8)  Includes 6,000 shares of common stock subject to options exercisable within 60 days after March 20, 2007.

             (9)  The business address for this stockholder is 11 Devonshire Square, London, England EC2M 4YR. Pursuant to a Schedule 13G filed with the SEC, as of February 14, 2007, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

        (10)  The business address for this stockholder is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309. Pursuant to a Schedule 13G filed with the SEC, as of September 11, 2006, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

        (11)  The business address for this stockholder is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. Pursuant to a Schedule 13G filed with the SEC, as of February 13, 2007, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

        (12)  The business address for this stockholder is Taunusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany. Pursuant to a Schedule 13G filed with the SEC, as of February 9, 2007, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

        (13)  The business address for this stockholder is 100 Vanguard Blvd., Malvern, PA 19355. Pursuant to a Schedule 13G filed with the SEC, as of February 14, 2007, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

        (14)  The business address for this stockholder is Amstelveenseweg 500, 1081 KL Amsterdam, The Kingdom of the Netherlands. Pursuant to a Schedule 13G filed with the SEC, as of February 14, 2007, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by the SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied except that each of Marc Holliday, our President and Chief Executive Officer, Edwin Thomas Burton, III, one of our directors, John H. Alschuler, Jr., one of our directors, and John S. Levy, one of our directors, did not timely file one Form 4 to report one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock)) shall be subject to approval or ratification in accordance with the following procedures.

Our Nominating and Corporate Governance Committee shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the Nominating and Corporate Governance Committee.

If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with the Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Cleaning/Security/Messenger and Restoration Services

Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain of the properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of our Board of Directors. First Quality also provides additional services directly to tenants on a separately negotiated basis. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. In the first quarter of 2006, First Quality expanded its space leased to 26,800 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2015 and provides for annual rental payments of approximately $629,000. We paid Alliance approximately $13.6 million in 2006, $11.0 million in 2005 and $8.9 million in 2004 for these services (excluding services provided directly to tenants).

Leases

Nancy Peck and Company leases 2,013 square feet of space at 420 Lexington Avenue, New York, New York pursuant to a lease that expired on June 30, 2005 and provided for annual rental payments of approximately $66,000. This space is now leased on a month-to-month basis. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due under the lease was offset against a consulting fee of $11,025 per month an affiliate pays to her under a consulting agreement which is cancelable upon 30-days notice. This agreement was cancelled in July 2006.

Management Fees

S.L.  Green Management Corp. receives property management fees from certain entities in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green Management Corp. from such entities was approximately $205,000 in 2006, $209,000 in 2005 and $258,000 in 2004.

Management Indebtedness

In January 2001, Mr. Marc Holliday, then our president, received a non-recourse loan from us in the principal amount of $1.0 million pursuant to his amended and restated employment and non-competition agreement he executed at the time. This loan bore interest at the applicable federal rate per annum and was secured by a pledge of certain of Mr. Holliday’s shares of our common stock. The principal of and interest on this loan was forgivable upon our attainment of specified financial performance goals prior to December 31, 2006, provided that Mr. Holliday remains employed by us until January 17, 2007. As a result of the performance goals being met, this loan was forgiven in January 2007. In April 2000, Mr. Holliday received a loan from us in the principal amount of $300,000 with a maturity date of July 2003. This loan bore interest at a rate of 6.60% per annum and was secured by a pledge of certain of Mr. Holliday’s shares of our common stock. In May 2002, Mr. Holliday entered into a loan modification agreement with us in order to modify the repayment terms of the $300,000 loan. Pursuant to the agreement, $100,000 (plus accrued interest thereon) was forgivable on each of January 1, 2004, January 1, 2005 and January 1, 2006, provided that Mr. Holliday remains employed by us through each of such date. This loan was forgiven in 2006.

Brokerage Services

Sonnenblick-Goldman Company, a nationally recognized real estate investment banking firm, provided mortgage brokerage to us. Mr. Morton Holliday, the father of Mr. Marc Holliday, was a Managing Director of Sonnenblick at the time of the financings. In 2005, we paid approximately $457,000 to Sonnenblick in connection with securing a $120.0 million first mortgage for the property located at 711 Third Avenue. In 2005, our 1515 Broadway joint venture paid approximately $400,000 to Sonnenblick in connection with refinancing the property and increasing the first mortgage to $625.0 million. In 2006, our 485 Lexington Avenue joint venture paid approximately $757,000 to Sonnenblick in connection with refinancing the property and increasing the first mortgage to $390.0 million. Also in 2006, an entity in which we hold a preferred equity investment paid approximately $438,000 to Sonnenblick in connection with refinancing the property held by that entity and increasing the first mortgage to $90.0 million.

In 2006, we paid a consulting fee of $525,000 to Stephen Wolff, the brother-in-law of Marc Holliday, our chief executive officer, in connection with our aggregate investment of $117.5 million in the joint venture that owns 800 Third Avenue.

Gramercy Capital Corp.

Management Agreement

GKK Manager LLC, or the Manager, an affiliate of ours, entered into a management agreement with Gramercy, which provided for an initial term through December 2007, with automatic one-year extension options and certain termination rights. In April 2006, Gramercy’s board of directors approved, among other things, an extension of the management agreement through December 2009. Gramercy pays the Manager an annual management fee equal to 1.75% of its gross stockholders’ equity (as defined in the amended and restated management agreement). In addition, Gramercy also pays the Manager a collateral management fee (as defined in the collateral management agreement) of 0.25% per annum on the outstanding investment grade bonds in Gramercy’s July 2005 collateralized debt obligation. The amended and restated management agreement provides that in connection with formations of future collateralized debt obligations, or CDOs, or other securitization vehicles, if a collateral manager is retained, the Manager or an affiliate will be the collateral manager and will receive the following fees: (i) 0.25% per annum of the book value of the assets owned for transitional “managed” CDOs, (ii) 0.15% per annum of the book value of the assets owned for non-transitional “managed” CDOs, (iii) 0.10% per annum of the book value of the assets owned for static CDOs that own primarily non-investment grade bonds, and (iv) 0.05% per annum of the book value of the assets owned for static CDOs that own primarily investment grade bonds; limited in each instance by the fees that are paid to the collateral manager. The Manager received an aggregate of approximately $10.2 million in 2006, $6.3 million in 2005, and $1.3 million in 2004, in fees under the management agreement and $2.9 million in 2006, $0.9 million in 2005 and none in 2004 under the collateral management agreement.

To provide an incentive for the Manager to enhance the value of the common stock, we, along with the Manager and other holders of Class B limited partnership interests in Gramercy’s operating partnership, are entitled to an incentive return payable through the Class B limited partner interests in Gramercy’s operating partnership, equal to 25% of the amount by which funds from operations (as defined in Gramercy’s partnership agreement) plus certain accounting gains exceed the product of the weighted average stockholders’ equity of Gramercy multiplied by 9.5% (divided by 4 to adjust for quarterly calculations). We will record any distributions on the Class B limited partnership interests as incentive distribution income in the period when earned and when receipt of such amounts have become probable and reasonably estimable in accordance with Gramercy’s partnership agreement as if such agreement had been terminated on that date. For the years ended December 31, 2006, 2005 and 2004, we earned approximately $7.6 million, $2.3 million and none, respectively, under this agreement.

In May 2005, our Compensation Committee approved long-term incentive performance awards pursuant to which certain of our officers and employees, including some of whom are our senior executive officers, were awarded a portion of the interests previously held by us in the Manager as well as in the Class B limited partner interests in Gramercy’s operating partnership. These awards are dependent upon, among other things, tenure of employment and the performance by our company and its investment in Gramercy. We recorded compensation expense of approximately $2.0 million in 2006 and $0.4 million in 2005 related to these awards. After giving effect to these awards, we own 65.83 units of the Class B limited partner interests and 65.83% of the Manager. The officers and employees who received these awards own 15.75 units of the Class B limited partner interests and 15.75% of the Manager.

Asset Management Agreement and Outsourcing Agreement

Gramercy is obligated to reimburse the Manager for its costs incurred under an asset servicing agreement and an outsource agreement between us and the Manager. The asset servicing agreement, which was amended and restated in April 2006, provides for an annual fee payable to us of 0.05% of the book value of all Gramercy’s credit tenant lease assets and non-investment grade bonds and 0.15% of the book value of all other Gramercy assets. We may reduce the asset-servicing fee for fees that Gramercy pays directly to outside servicers. The outsourcing agreement currently provides for a fee of $1.33 million per year, increasing 3% annually over the prior year. For the years ended December 31, 2006, 2005 and 2004, the Manager received an aggregate of approximately $3.7 million, $2.3 million and $0.6 million, respectively, under the outsourcing and asset servicing agreements.

Origination Agreement

We entered into an origination agreement with Gramercy that is effective during the term of the management agreement as described above. Pursuant to this agreement, we will not originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions described below. Fixed income investments include debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. We have also agreed not to acquire, originate or participate in preferred equity investments which bear a fixed rate of return related primarily to real property or interests in real property in the United States, unless Gramercy has determined not to pursue that opportunity.

Under the agreement, we will retain the following rights:

(a)    to retain any fixed income investments and/or preferred equity investments we own or have committed to own as of April 19, 2006 and any fixed income investments and/or preferred equity investments owned or committed to be owned, as of the date of a business combination, change of control or other similar transaction, by companies we acquire or with respect to which we engage in such transaction, provided that we shall not acquire companies or businesses engaged primarily in Gramercy’s primary business activities;

(b)   to originate, acquire or participate in fixed income investments and/or preferred equity investments in connection with the sale, recapitalization or restructuring (however characterized) of any fixed income investment, preferred equity investment or interest in real property which we own at any given time;

(c)    to originate, acquire or participate in fixed income and/or preferred equity investments that provide a rate of return tied to the or measured by cash flow, appreciation or both of the underlying real property or interests in real property;

(d)   to originate, acquire or participate in any distressed debt, where there is a payment default, an acceleration, bankruptcy or foreclosure, when a default is highly likely because the loan-to-value ratio is over 100% or when the debt service exceeds the available cash flow from the underlying collateral or of the borrower both on a current and projected basis; and

(e)    to modify, amend, supplement, extend, refinance or restructure any portion of the investments in item (a), (b), (c) or (d) above including, but not limited to, changes in principal, additional investment, rate or return, maturity or redemption date, lien priority, collateral, return priority, guarantor and/or borrower.

Gramercy has agreed that it will not:

•       acquire real property or interests in real properly located in metropolitan New York and Washington, D.C. (except by foreclosure or similar conveyance resulting from a fixed income investment);

•       originate, acquire or participate in any investments described in (c) above or distressed debt, in each case where more than 75% of the value of the underlying collateral is real property or interests in real properly located in metropolitan New York or Washington, D.C.; and

•       originate, acquire or participate in any investments described in Item (b) or (e) above.

Gramercy has also agreed that, when it acquires direct or indirect ownership interests in property in metropolitan New York or Washington D.C. by foreclosure or similar conveyance, we will have the right to purchase the property at a price equal to Gramercy’s unpaid asset balance on the date Gramercy foreclosed or acquired the asset, plus unpaid interest at the last stated contract (non-default) rate and, to the extent payable by the borrower under the initial documentation evidencing the property, legal costs incurred by Gramercy directly related to the conveyance and the fee, if any, due upon the repayment or prepayment of the investment which is commonly referred to as an “exit fee” (but not including default interest, late charges, prepayment penalties, extension fees or other premiums of any kind) through the date of Gramercy’s purchase (this amount is called “Par Value”). If Gramercy seeks to sell the asset and receives a bona fide third party offer to acquire the asset for cash that it desires to accept, we may purchase the asset at the lower of the Par Value or the third party’s offer price. If the asset is not sold within one year, we have the right to purchase the property at its appraised value. The appraised value will be determined as follows:  Gramercy will select an appraiser and we will select an appraiser, who will each appraise the property. These two appraisers jointly will select a third appraiser, who will then choose one of the two appraisals as the final appraised value. These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that we may acquire them at the lower of the same terms proposed by the third party or Par Value. As a result, Gramercy may not receive the same value on the sale of such assets as it might receive from an independent third party submitting an offer through a competitive bidding process.

We have a right of first offer to acquire any distressed debt that Gramercy decides to sell.

If at any time we plan to sell to a third party any fixed income investment or preferred equity investment, Gramercy will have the right to purchase the offered investment within 10 business days on the terms and conditions offered by the third party. If we are required to obtain any other party’s consent in connection with the sale of any investment, Gramercy’s right of first offer will be subject to such consent. If Gramercy chooses not to exercise its right to purchase the offered investment, we have the right to sell it to a third party within six months at not less than 99% of the price offered to Gramercy. If the investment is not sold within six months, it will again be subject to Gramercy’s right of first offer.

Under this agreement, Gramercy also agreed to sell to us 25% of the shares sold in Gramercy’s initial public offering. No underwriting discount or commission was paid in connection with the shares sold to us. Gramercy has also agreed that, during the term of this origination agreement, we will have the right to purchase 25% of the shares in any future offering of common stock, at the same price as other purchasers, in order to maintain our percentage ownership interest in Gramercy after its initial public offering. This right will also apply to issuances of units in Gramercy’s operating partnership.

In the event the management agreement is terminated for cause by Gramercy or if neither we nor any of our affiliates shall be the managing member of the Manager, then the non-compete provisions in the origination agreement will survive such termination for a period of one year with respect only to potential investments by Gramercy as to which the Manager has commenced due diligence.

Collateral Management Agreement

In connection with the closing of Gramercy’s first collateralized debt obligation, or CDO, in July 2005, the Issuer entered into a Collateral Management Agreement with the Manager. Pursuant to the Collateral Management Agreement, the Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. The Collateral Management Agreement provides that Gramercy will pay the Manager a collateral manager fee (as defined in the Collateral Management Agreement) of 0.25% on the outstanding investment grade bonds in Gramercy’s July 2005 CDO. For the years ended December 31, 2006 and 2005, $2,065,000 and $944,000, was paid to the Manager under such Collateral Management Agreement.

Collateral manager fees paid on Gramercy’s CDO that closed in August 2006 are governed by the Amended and Restated Management Agreement as a “transitional managed” CDO, as defined in the Amended and Restated Management Agreement, consisting primarily of debt investments secured by non-stabilized real estate. The Amended and Restated Management Agreement provides that in connection with formations of collateralized debt obligations or other securitization vehicles after the execution of the Amended and Restated Management Agreement, if a collateral manager is retained, the Manager or an affiliate will be the collateral manager and will receive the following fees:  (i) 0.25% per annum of the book value of the assets owned for “transitional managed” CDOs, (ii) 0.15% per annum of the book value of the assets owned for “non-transitional managed” CDOs, (iii) 0.10% per annum of the book value of the assets owned for static CDOs that own primarily non-investment grade bonds, and (iv) 0.05% per annum of the book value of the assets owned for static CDOs that own primarily investment grade bonds; limited in each instance by the fees that are paid to the collateral manager. The balance of the fees paid by the CDOs for collateral management services are paid to us. For the year ended December 31, 2006, $803,000 was paid to the Manager under this agreement.

One Madison Avenue

In April 2005, we acquired the fee interest in One Madison Avenue for approximately $919.0 million, excluding closing costs. The property consists of two contiguous buildings, the South Building and the Clock Tower totaling approximately 1.44 million square feet. We entered into a joint venture agreement with Gramercy at the South Building, whereby we own a 55% interest in the 1.176 million square foot South Building, which is occupied almost entirely by Credit Suisse Securities (USA) LLC pursuant to a lease that expires in 2020. We, along with Gramercy, acquired the South Building on a pari passu basis for approximately $803.0 million. This was financed in part through a $690.0 million mortgage on the South Building.

Leases

Effective May 1, 2005, Gramercy entered into a lease agreement with an affiliate of ours, for their corporate offices at 420 Lexington Avenue, New York, NY. The lease is for approximately five thousand square feet with an option to lease an additional approximately two thousand square feet and carries a term of ten years with rents of approximately $249,000 per annum for year one rising to $315,000 per annum in year ten.

Private Placement Transaction

In connection with the 5,500,000 shares of common stock of Gramercy that were sold on December 3, 2004 and settled on December 31, 2004 and January 3, 2005 in a private placement, Gramercy agreed to pay the Manager a fee of $1,000,000 as compensation for financial advisory, structuring and costs incurred on our behalf.

Registration Rights Agreements

We entered into a registration rights agreement with Gramercy in connection with its private placement transaction whereby Gramercy agreed to file a registration statement with the SEC no later than August 31, 2005, covering the shares it sold (which includes the shares we acquired) in the private placement. On August 31, 2005, Gramercy filed a registration statement relating to such shares, which was declared effective by the SEC on September 16, 2005.

On April 19, 2006, SL Green Operating Partnership, L.P. entered into a Second Amended and Restated Registration Rights Agreement with Gramercy. This agreement was amended to reflect the rules adopted by the SEC effective December 1, 2005, and modified to limit to two the number of times per year that Gramercy or its underwriters are permitted, as holder of registrable securities, to cause SL Green Operating Partnership, L.P. to delay any offer or sale of such registrable securities.

Purchasers of Common Stock

In January 2005, we purchased an additional 1,275,000 shares of common stock of Gramercy, increasing our total investment to approximately $68.9 million. In September 2005, we purchased an additional 958,333 shares of common stock of Gramercy, increasing our total investment to approximately $93.6 million. In May 2006, we purchased an additional 750,000 shares of common stock of Gramercy, increasing our total investment to approximately $113.7 million. We currently hold 6,418,333 shares of Gramercy’s common stock. The market value of our investment in Gramercy was approximately $198.3 million at December 31, 2006.

SL Green Operating Partnership, L.P. Interests in Gramercy Investments

We were an equity holder in a joint venture that was the borrower on a Gramercy investment with a book value of $29,026,000 as of December 31, 2005. This investment was repaid in August 2006.

We are an equity holder in a joint venture that is a borrower on an investment owned by Gramercy with a book value of $90,049,000 as of December 31, 2006.

On June 7, 2006, Gramercy closed on the acquisition of a 49.75% TIC interest in 55 Corporate Drive, located in Bridgewater, New Jersey with a 0.25% interest to be acquired in the future. The remaining 50% of the property is owned as a TIC interest by us. The property is comprised of three buildings totaling approximately six hundred and seventy thousand square feet which is 100% net leased to an entity whose obligations are guaranteed by Sanofi-Aventis Group through April 2023. The transaction was valued at $236 million.

In July 2005, we sold a $40.0 million mezzanine loan to Gramercy, which we determined to be at a market rate. As part of that sale, we retained an interest-only participation. In addition, we hold a $51.0 million preferred equity investment in this asset.

On August 1, 2006, Gramercy acquired from a financial institution a 50% pari passu interest in a  $65.0 million preferred equity investment. We simultaneously acquired and own the other 50% pari passu interest.

On December 20, 2006, Gramercy acquired from a financial institution a pari-passu interest of $125.0 million in a $200.0 million mezzanine loan. We simultaneously acquired the remaining $75.0 million pari passu interest in the mezzanine loan.

During the year ended December 31, 2006, we paid fees of $162,500 to Gramercy representing our proportionate share of fees for financing and structural advisory services related to a specific potential transaction.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co., Inc. at an aggregate estimated cost of $5,500 plus out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2008 annual meeting of stockholders must be received by our Secretary no later than January 12, 2008 in order to be considered for inclusion in our proxy statement relating to the 2008 meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a stockholder to be presented at the 2008 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices after November 26, 2007 and on or before March 10, 2008, unless the 2008 annual meeting of stockholders is scheduled to take place before May 17, 2008 or after July 23, 2008. Our Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the anniversary date, such nominations or proposals must be delivered to us not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to:  SL Green Realty Corp., 420 Lexington Avenue, New York, New York  10170-1881, Attn:  Andrew S. Levine, Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York  10170-1881, Attention:  Investor Relations. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors
Andrew S. Levine
Secretary

New York, New York
April 16, 2007

APPENDIX A

SL GREEN REALTY CORP.

AMENDED AND RESTATED
2005 STOCK OPTION AND INCENTIVE PLAN

SL GREEN REALTY CORP.

AMENDED AND RESTATED
2005 STOCK OPTION AND INCENTIVE PLAN

SL Green Realty Corp., a Maryland corporation, wishes to attract and retain qualified key employees, Directors, officers, advisors, consultants and other personnel and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries or other affiliates. In furtherance thereof, the SL Green Realty Corp. Amended and Restated 2005 Stock Option and Incentive Plan is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1.     DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Annual Rate” means the number of Shares subject to Awards granted in a single year divided by the number of Shares of the Company’s outstanding Common Stock at the end of such year.

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) any illegal act detrimental to the Company its Subsidiaries or any affiliate thereof; (vi) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company or its Subsidiaries, or any affiliate thereof, if required by the Participant’s employment agreement; or (vii) the Participant’s failure  adequately and competently to perform his duties after receiving notice from the Company or its Subsidiaries, or any affiliate thereof specifically identifying the manner in which the Participant has failed to perform; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement or consulting agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” means:

(i)    any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company~~'~~’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or

(B) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); or

(ii)   the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the initial effective date of the Plan (the “Incumbent Directors”) cease for any reason including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that any person becoming a director of the Company whose election or nomination was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall, for purposes hereof, be considered an Incumbent Director; or

(iii)  the shareholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing clause (i), an event described in clause (i) shall not be a Change in Control if such event occurs solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any “person” (as defined above) to 25% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any “person” (as defined above) to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any “person” referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (i).

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split--up, combination, exchange of shares or the like.

“Company” means SL Green Realty Corp., a Maryland corporation.

“Director” means a non-employee director of the Company or its Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 150 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Eligible Person” means a key employee, Director, officer, advisor, consultant or other personnel of the Company and its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

“Full-Value Award” means an Award other than an Option, Stock Appreciation Right or other Award that does not deliver the full value at grant thereof of the underlying shares.

“Fungible Pool Unit” shall be the measuring unit used for purposes of the Plan, as specified in Section 4, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (ranging from .~~8~~0.7 to ~~3.9~~3.0)as set forth in Section 4(a).

“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards as may be granted pursuant to Section 9.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per Share, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share of Class A Common Stock, or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s Amended and Restated 2005 Stock Option and Incentive Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Common Stock of the Company.

“Stock Appreciation Right” means the right to settle an Option as provided for in Section 5.7.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries.

Three-Year Average Annual Rate” means the average of the Annual Rates (i) during the first three calendar years following April 1, 2005 and (ii) for the first three calendar years following ~~the effective date of the Plan~~.April 1, 2007.

2.     EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is April 1, ~~2005~~.2007.  The Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company.  The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan; and provided, further, that all Awards made under the Plan prior to a Plan termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.

3.     ADMINISTRATION OF PLAN.

(a)   The Plan shall be administered by the Committee appointed by the Board. Unless otherwise determined by the Board, the Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)   Subject to the provisions of the Plan, the Committee shall in its discretion (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Persons, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.

(c)   The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

(d)   The Committee may provide, in its discretion, that (i) all stock issued hereunder be initially maintained in separate brokerage account for the Participant at a brokerage firm selected by, and pursuant to an arrangement with, the Company; and (ii) in the case of vested Shares, the Participant may move such Shares to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her.

(e)   The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to awards, including, without limitation, the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act and who are not and are not expected to be “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

4.     SHARES AND UNITS SUBJECT TO THE PLAN.

(a)   Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed ~~3,500,000~~7,000,000 (the “Fungible Pool Limit”).  Each Share issued or to be issued in connection with Full-Value Awards that vest or are granted based on the achievement of the performance goals set forth in Exhibit A shall be counted against the Fungible Pool Limit as ~~2.6~~2.0 Fungible Pool Units.  Each Share issued or to be issued in connection with any other Full-Value Awards shall be counted against the Fungible Pool Limit as ~~3.9~~3.0 Fungible Pool Units.  Options,

Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire 10 years from the date of grant shall be counted against the Fungible Pool Limit as 1 Fungible Pool Unit.  Options, Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire five years from the date of grant shall be counted against the Fungible Pool Limit as .~~8~~0.7 of a Fungible Pool Unit.  (For these purposes, the number of Shares taken into account with respect to a Stock Appreciation Right shall be the number of Shares underlying the Stock Appreciation Rights at grant (i.e., not the final number of Shares delivered upon exercise of the Stock Appreciation Rights).)  Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b)   At the end of (i) the third calendar year following ~~the effective date of the Plan~~,April 1, 2005 and (ii) the third calendar year following April 1, 2007, the Three-Year Average Annual Rate, respectively, shall not exceed the greater of (~~i) 2% or (ii~~1) 2%, with respect to the third calendar year following April 1, 2005, or 2.23%, with respect to the third calendar year following April 1, 2007 or (2) the mean of the Company’s GICS peer group (collectively, the “Target Rate”).  For purposes of calculating the number of Shares granted in a year in connection with the limitation set forth in the foregoing sentence, Shares underlying Full-Value Awards will be taken into account as (i) 1.5 Shares if the Company’s annual Common Stock price volatility is 53% or higher, (ii) two Shares if the Company’s annual Common Stock price volatility is between 25% and 52%, and (iii) four Shares if the Company’s annual Common Stock price volatility is less than 25%.  (For the avoidance of doubt, the Annual Rate in any one year during ~~the~~such three-year ~~period following the effective date of the Plan~~periods may exceed the applicable Target Rate, provided that the Three-Year Average Annual Rate does not exceed the applicable Target Rate.)

(c)   Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(d)   The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

(e)   No award may be granted under the Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock.  Subject to adjustments as provided in Section 14, no Eligible Person shall be granted Awards (with Shares subject to Awards being counted, depending on the type of Award, in the proportions ranging from .~~8~~0.7 to ~~3.9~~,3.0, as described in Section 4(a)) in any one year covering more than 700,000 Shares, it being expressly contemplated that Awards in exclusively one category (e.g., Options) can (but need not) be used in the discretion of the Committee to reach the limitation set forth in this sentence.

5.     PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1   Grant of Option.

Subject to the other terms of the Plan, the Committee (or, as expressly permitted by Section 3, the Chief Executive Officer) shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Incentive Stock Options or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2   Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option.

5.3         Period of Option and Vesting.

(a)  Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4         Exercisability Upon and After Termination of Optionee.

(a)  Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, or other than by reason of death, Retirement or Disability, no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, such termination being for a reason other than Cause, Disability or Retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability or Retirement, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c)  Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.5         Exercise of Options.

(a)  Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6         Payment.

(a)  The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i)    a certified or bank cashier’s check or wire transfer;

(ii)   subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii)  if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(iv)  by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c)  The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

5.7         Stock Appreciation Rights.

The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

5.8         Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9         Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable; and provided, further, that in no event may an Option be transferred by the Optionee for consideration without shareholder approval.

5.10  Deferral.

Except as provided in the Award Agreement, the Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

5.11  ~~5.11~~ Certain Incentive Stock Option Provisions

(a)  ~~(a)~~ The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

(b) ~~(b)~~ If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

(c)  ~~(c)~~ The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.                PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1         Grant of Restricted Stock.

(a)  In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period. Nothing in this Section 6 shall limit the Committee’s authority, and the Committee is expressly authorized, to grant Shares which are fully vested upon grant (and for which there is no period of forfeiture), and which are subject to the rules of this Section 6.

(b) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable performance goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2         Certificates.

(a)  Unless otherwise provided by the Committee, each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4.1(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SL Green Realty Corp. 2005 Stock Option and Incentive Plan and an Award Agreement entered into between the registered owner and SL Green Realty Corp. Copies of such Plan and Award Agreement are on file in the offices of SL Green Realty Corp., at 420 Lexington Avenue, New York, New York 10170.

(b) The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall be so delivered or shall be discarded).

6.3         Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)    Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)   Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the

Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends currently; provided, however that, if provided in an Award Agreement, cash dividends on such Shares shall (A) be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited), or (B) treated as may otherwise be provided in an Award Agreement. Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee, at the request thereof, promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)  Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) in the event the Grantee has paid a cash purchase price for the forfeited Shares, the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee (if any) for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

7.                PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1   Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2         Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3         Vesting.

Phantom Shares shall vest as provided in the applicable Award Agreement.

7.4   Settlement of Phantom Shares.

(a)   Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value or (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate).

(b)   Phantom Shares shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.

(c)   ~~(i)~~(i)  Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is as soon as practicable after (but not later than the first day of the month to follow) the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to as soon as practicable after (but not later than the first day of the month to follow) the Grantee’s Termination of Service, or such other time as may be permitted by the Committee.  Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions for at least five years.

(ii)~~(ii)~~   Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii)~~(iii)~~ Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d)   Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e)   Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.”  For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)    through reimbursement or compensation by insurance or otherwise,

(ii)   by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)  by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency.  Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5         Other Phantom Share Provisions.

(a)  Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate.  If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c)  The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e)  No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6   Claims Procedures.

(a)  To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee.  A claim is not considered filed until such communication is actually received.  Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i)  approve the claim and take appropriate steps for satisfaction of the claim; or

(ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim.  Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.                PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1         Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee; provided, however, that in no event may a Dividend Equivalent Right be granted in connection with an Option or a Stock Appreciation Right.  Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  ~~With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised~~.  If a Dividend Equivalent Right is granted in respect of ~~another~~an Award hereunder (other than an Option or Stock Appreciation Right), then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2   Certain Terms.

(a)          The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b) Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c)  Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

(d) The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3         Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants.  For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4         Deferral.

The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred.  In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.                OTHER EQUITY-BASED AWARDS

The Committee shall have the right (i) to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and the grant of stock appreciation rights, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 4 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.

10.         PERFORMANCE GOALS.

The Committee, in its discretion, (i) may establish one or more performance goals as a precondition to the issuance or vesting of Awards, and (ii) may provide, in connection with the establishment of the performance goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable performance goals are satisfied.  In the case of any grant intended to qualify as performance based compensation under Section 162(m) of the Code (including, for these purposes, grants constituting performance based compensation, as determined without regard to certain shareholder approval and disclosure requirements by virtue of an applicable transition rule), the Committee (i) may use one or a combination of the performance goals set forth in Exhibit B; and (ii) may establish other goals (with shareholder approval of other types of goals) intended to be performance goals as contemplated by Section 162(m) of the Code and the regulations thereunder.

11.         TAX WITHHOLDING.

11.1  In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law.  Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2  Share Withholding.

(a)  Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes.  In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.  Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c)  Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3   Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

12.   REGULATIONS AND APPROVALS.

(a)  The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c)  Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e)   Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13.   INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons.  The Committee may, in its discretion, delegate the authority and responsibility to act pursuant to the Plan with respect to ministerial administrative matters, which actions shall at all times be subject to the supervision of the Committee, and the actions of such a delegee in accordance with the foregoing shall be considered the actions of the Committee hereunder.  Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14.   CHANGES IN CAPITAL STRUCTURE.

(a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x)   the maximum aggregate number of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y)   the Committee ~~may~~shall take any such action as in its discretion shall be necessary to maintain each Participants’ rights hereunder (including under their Award Agreements) with respect to Options, Phantom Shares and Dividend Equivalent Rights (and, as appropriate, other Awards under Section 9), so that they are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b)   Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

(c)    If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d)   If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e)    The judgment of the Committee with respect to any matter referred to in this Section 13 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

15.   MISCELLANEOUS.

15.1   No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

15.2   Right of First Refusal; Right of Repurchase.

At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.

15.3   No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

15.4   No Fund Created.

Any and all payments hereunder to any Participant under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company.  (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.)  Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

15.5   Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

15.6   Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law.

15.7   Captions.

The use of captions in this Plan is for convenience.  The captions are not intended to provide substantive rights.

15.8   Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

EXHIBIT A

PERFORMANCE GOALS

(i)             7% FFO growth.

(ii)         10% total return to shareholders.

(iii)     Total return to shareholders in the top one-third of the “peer group”.

For purposes of this Exhibit A, “peer group” shall be ~~a group of approximately 20 to 25 office REITs as determined by the Board at the time an Award is granted~~Alexandria Real Estate Equities, Inc., American Financial Realty Trust, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Crescent Real Estate Equities Company, Douglas Emmett, Duke Realty Corporation, Highwoods Properties, Inc., HRPT Properties, Kilroy Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, Maguire Properties, Parkway Properties, SL Green Realty Corp., and Washington REIT. Such “peer group” may not change with respect to any particular Award.

EXHIBIT B

PERFORMANCE GOALS

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

~~(I)~~ (i) pre-tax income,

~~(II)~~ (ii) after-tax income,

~~(III)~~ (iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

~~(IV)~~ (iv) operating income,

~~(V)~~ (v) cash flow,

~~(VI)~~ (vi) earnings per share,

~~(VII)~~ (vii) return on equity,

~~(VIII)~~ (viii) return on invested capital or assets,

~~(IX)~~ (ix) cash and/or funds available for distribution,

~~(X)~~ (x) appreciation in the fair market value of the Common Stock,

~~(XI)~~ (xi) return on investment,

~~(XII)~~ (xii) total return to shareholders,

~~(XIII)~~ (xiii) net earnings growth,

~~(XIV)~~ (xiv) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

~~(XV)~~ (xv) related return ratios,

~~(XVI)~~ (xvi) increase in revenues,

~~(XVII)~~ (xvii) net earnings,

~~(XVIII)~~ (xviii) changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

~~(XIX)~~ (xix) number of securities sold,

~~(XX)~~ (xx) earnings before any one or more of the following items:  interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period,

(~~XXI~~) (xxi) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(~~XXII~~) (xxii) the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return, and

~~(XXIII)~~ (xxiii) FFO.

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense:  (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

APPENDIX B

SL GREEN REALTY CORP.

ARTICLES OF AMENDMENT AND RESTATEMENT

~~ARTICLES OF INCORPORATION~~

~~OF~~

SL GREEN REALTY CORP.
ARTICLES OF AMENDMENT AND RESTATEMENT

~~ARTICLE I~~
~~INCORPORATOR~~

~~The undersigned, James O’Connor, whose address is c/o Brown & Wood LLP, One World Trade Center, New York, New York 10048, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.~~

FIRST:  SL Green Realty Corp., a Maryland corporation (the “Corporation”), desires to amend and restate its charter (the “Charter”) as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended.

ARTICLE I~~ARTICLE II~~

NAME

The name of the corporation (the “Corporation”) is:

SL Green Realty Corp.

ARTICLE II~~ARTICLE III~~

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland is now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under sections 856 through 860 of the Code.

ARTICLE III~~ARTICLE IV~~

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, ~~32 South~~300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post address is ~~32 South~~300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a corporation of and resident of the State of Maryland.

ARTICLE IV~~ARTICLE V~~

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 1.     Number and Classification of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation (the “Board of Directors”). The number of directors of the Corporation ~~initially~~ shall be ~~three~~five, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The ~~names of the directors who shall serve until the first~~directors of the Corporation are divided into three class, designated “Class I,” “Class II,” and “Class III,” respectively. At each annual meeting of stockholders, the successor to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of the their election and until their successors are duly elected and qualify. The names of the directors currently in office are:

~~Stephen L. Green~~
~~Benjamin P. Feldman~~
~~Steven H. Klein~~

Name	Class
Stephen L. Green	III
Marc Holliday	II
Edwin T. Burton, III	I
John S. Levy	II
John H. Alschuler, Jr.	III

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors prior to the first annual meeting of stockholders in the manner provided in the Bylaws.

At any meeting of stockholders, the directors may be classified, with respect to the terms for which they severally hold office, into three classes, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 2.     Authorization by Board of Stock Issuance.   The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

Section 3.     Preemptive Rights.   Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Article ~~VI~~V, Section 4, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 4.     Indemnification.   The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his ~~status as a present or former director or officer of the Corporation~~service in such capacity. The corporation shall have the power, with the approval of its Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.     Determinations by Board.   The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter ~~and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court~~, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation~~; and~~ or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws of the Corporation or otherwise to be determined by the Board of Directors.

Section 6.     REIT Qualification.   If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the statue of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.

Section 7.     Removal of Directors.   Any director, or the entire Board of Directors, may be removed from office at any time, for cause only, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI is no longer required for REIT qualification. For the purposes of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

ARTICLE V~~ARTICLE VI~~

STOCK

Section 1.     Authorized Shares.   The Corporation has the authority to issue a total of ~~[    ]~~260,000,000 shares of stock, consisting of ~~100,000,000~~160,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), 25,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), and 75,000,000 shares of Excess Stock, $0.01 par value per share (“Excess Stock”). The aggregate par value of all authorized shares of stock having par value is $~~2,000,000.~~2,600,000. If shares of one class of stock are classified or reclassified into shares of another class or series of stock pursuant to Sections 2, 3 or 4 of this Article V, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes and series that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

Section 2.     Common Stock.   Subject to the provisions of Article ~~VII~~VI and except as otherwise may be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holier thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 3.     Preferred Stock.   The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more series of stock.

Section 4.     Classified or Reclassified Shares.   Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set, subject to the provisions of Article ~~VII~~VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; (d) cause the Corporation to file articles supplementary with State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set pursuant to clause (c) of this Section 4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 5.     Charter and Bylaws.   ~~All persons who shall acquire stock in the Corporation shall acquire such~~The rights of all stockholders and the terms of all stock are subject to the provision of the charter and the Bylaws.

ARTICLE VI~~ARTICLE VII~~

RESTRICTION ON TRANSFER,
ACQUISITION AND REDEMPTION OF SHARES

Section 1.     Definitions.   For purposes of this Article ~~VII~~VI, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of shares of Equity Stock by a Person who is or would be an actual owner, for Federal income tax purposes, of such shares of Equity Stock or who is or would be treated as a constructive owner of such shares of Equity Stock under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation or any debt securities of SL Green Operating Partnership, L.P. directly or constructively held by such Person, but not Common Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation or debt securities of SL Green Operating Partnership, L.P. held by other Persons, shall be deemed to be outstanding prior to such conversion, exchange or exercise. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own.” And “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary’” shall mean a beneficiary of the Trust as determined pursuant to Section 14 of the Article ~~VII~~VI.

“Effective Date” shall mean the date as of which the Corporation’s registration statement on form S-11 (File No. 33-84324) is declared effective by the Securities and Exchange Commission.

“Equity Stock” shall mean stock that is either Common Stock or Preferred Stock.

“Market Price” as to any date shall mean the average of the last sales price reported on the New York Stock Exchange, Inc. (“NYSE”) of Common Stock or Preferred Stock, as the case may be, on the ten trading days immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the average of the last reported sales price of the Common Stock or Preferred Stock, as the case may be, on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock or Preferred Stock, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Stock or Preferred Stock, as the case may be, on the relevant date as determined in good faith by the Board of Directors.

“Ownership Limit” shall initially mean 9.0%, of the lesser of the aggregate number or value of the outstanding shares of Common Stock of the Corporation and, after any adjustment as set forth in Section 9 of this Article ~~VII~~VI, shall mean such percentage as so adjusted. The Corporation may, in Articles Supplementary, determine a limit on the ownership of one or more classes or series of its Preferred Stock (the “Preferred Stock Limit”). From and after such determination, references to the Ownership Limit herein will include the Preferred Stock Limit, as applicable. The number and value of shares of the Equity Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of the Common Stock and/or Preferred Stock for a period of 30 days following the purchase by such underwriter of shares of the Common Stock and/or Preferred Stock.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock as described below in Section 3 of this Article ~~VII~~VI, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock, if such Transfer had not been void under Section 2 of this Article ~~VII~~VI.

“Purported Record Transferee” shall mean, with respect to any purported Transfer, which results in Excess Stock as described below in Section 3 of this Article ~~VII~~VI, the record holder of the Equity Stock if such Transfer had not been void under Section 2 of this Article ~~VII~~VI.

“Restriction Termination Date” shall mean the first day after the Effective Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Equity Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. The terms “Transfers” and “Transferred” shall have the correlative meanings.

“Trust” shall mean the trust created pursuant to Section 14 of this Article ~~VII~~VI.

“Trustee” shall mean the Person that is appointed by the Corporation pursuant to Section 14 of this Article ~~VII~~VI to serve as trustee of the Trust, and any successor thereto.

Section 2.   Ownership Limitation   (i)  Except as provided in Section 11 of this Article ~~VII~~VI, from the Effective Date and prior to the Restriction Termination Date, no Person shall Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the Ownership Limit.

(ii)   Except as provided in Section 11 of this Article ~~VII~~VI, from the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Common Stock and/or Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

(iii) From the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock and/or Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

(iv)  From the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the shares of Common Stock and/or Preferred Stock which would cause the Corporation to be “closely held” within the meaning of Section 856 (h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

Section 3.   Excess Stock.   (i)  If, notwithstanding the other provisions contained in this Article ~~VII~~VI, at any time after the date of the Effective rate and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own Common Stock and/or Preferred Stock in excess of the applicable Ownership Limit, then, except as otherwise provided in Section 11, such shares of Common Stock and/or

Preferred Stock in excess of such Ownership Limit (rounded up to the nearest whole share) shall be converted into Excess Stock and be treated as provided in this Article ~~VII~~VI. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

(ii)   If, notwithstanding the other provisions contained in this Article ~~VII~~VI, at any time after the date of the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then the shares of Common Stock and/or Preferred Stock being Transferred which would cause the corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be converted into Excess Stock and be treated as provided in this Article ~~VII~~VI. Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

Section 4.   Prevention of Transfer.   If the Board of Directors or its designee shall at anytime determine in good faith that a Transfer has taken place in violation of Section 2 of this Article ~~VII~~VI or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any shares of stock of the Corporation in violation of Section 2 of this Article ~~VII~~VI, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Section 2 (ii) and (iv) of the Article ~~VII~~VI shall automatically result in the conversion and treatment described in Section 3, irrespective of any action (or non-action) by the Board of Directors.

Section 5.   Notice to Corporation.   Any Person who acquires or attempts to acquire shares in violation of Section 2 of this Article ~~VII~~VI, or any Person who is or attempts to become a transferee such that Excess Stock results under Section 3 of this Article ~~VII~~VI, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

Section 6.   Information for Corporation.   From the date of the Effective Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner of Common Stock and/or Preferred Stock and each Person (including the stockholder of record) who is holding Common Stock and/or Preferred Stock for a Beneficial owner shall upon demand provide in writing to the Corporation any information with respect to the direct, indirect and constructive ownership of Equity Stock of the Corporation as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Section 7.   Other Action by Board.   Subject to the provisions of Section 19 of this Article ~~VII~~VI, nothing contained in this Article ~~VII~~VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

Section 8.   Ambiguities.   In the case of an ambiguity in the application of any of the provisions of this Article ~~VII~~VI, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article ~~VII~~VI with respect to any situation based on the facts known to it.

Section 9.   Increase in Ownership Limit.   Subject to the limitations provided in Section 10 of this Article ~~VII~~VI, the Board of Directors may from time to time increase the Ownership Limit.

Section 10.   Limitations on Changes in Ownership Limit.   (i)  The Ownership Limit for a class or series of Equity Stock may not be increased if, after giving effect to such increase, five or fewer Beneficial Owners of Equity Stock would Beneficially Own, in the aggregate, more than 50.0% in value of the outstanding shares of Equity Stock.

(ii)   Prior to any modification of the Ownership Limit pursuant to Section 9 of this Article ~~VII~~VI, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

Section 11.   Exemptions by Board.   The Board of Directors may, in its sole discretion, prospectively or retroactively, waive the Ownership Limit with respect to any particular Person or Persons if evidence satisfactory to the Board of Directors and the Corporation’s tax counsel is presented that the changes in ownership pursuant to such waiver will not cause the Corporation not to continue to be qualified as a REIT and are not reasonably likely to cause the Corporation not to continue to be qualified as a REIT in the future and the Board of Directors otherwise decides that such action is in the best interest of the Corporation.

Section 12.   Legend.   (i)  In addition to any other legend required by applicable law, each certificate for shares of Common Stock shall bear substantially the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own shares of Common Stock in excess of 9.0% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the aggregate number or value of the outstanding shares of Common Stock of the Corporation. Any Person who acquires or attempts to acquire shares of Common Stock in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Excess Stock results under the provisions of the charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation’s status as a REIT. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby will be converted into and treated as shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations.

(ii)   In addition to any other legend required by applicable law, each certificate for shares of Preferred Stock shall bear such legend as may be set forth in the Articles Supplementary with respect to the transferability of such Preferred Stock.

Section 13.   Severability.   If any provision of this Article ~~VII~~VI or any application of any such provision is determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares of Excess Stock and to hold such shares of Excess Stock on behalf of the Corporation and the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 14.   Trust for Excess Stock.   Upon any purported Transfer that results in Excess Stock pursuant to Section 3 of this Article ~~VII~~VI, such Excess Stock shall be deemed to have been transferred by operation of law to the Trustee of a trust (the “Trust”) for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation, and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee. By written notice to the Trustee, the Corporation shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Excess Stock such that (a) the shares of Equity Stock, from which the shares of Excess Stock held in the Trust were so converted, would not violate the restrictions set forth in Section 2 of this Article ~~VII~~VI in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Code. The Trustee of the Trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the purported Transfer that result in Excess Stock pursuant to Section 3 of this Article ~~VII~~VI. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except as expressly providedfor in ~~the~~ this Article ~~VII~~VI.

Section 15.   Dividends on Excess Stock.   Shares of Excess Stock will be entitled to dividends and distributions authorized and declared with respect to the class or series of Equity Stock from which the Excess Stock was converted and will be payable to the Trustee of the Trust in which such Excess Stock is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Excess Stock in an amount equal to the dividends and distributions authorized and declared on each share of stock of the class or series of Equity Stock from which the Excess Stock was converted. Any dividend or distribution paid to a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Equity Stock has been transferred in violation of the provisions of the Charter shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the trust for the benefit of the Charitable Beneficiary.

  Section 16.   Liquidation Distributions for Excess Stock.   Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock converted from Preferred Stock, ratably with each other holder of Preferred Stock and Excess Stock converted from Preferred Stock and having the same rights to payment upon liquidation, dissolution or winding up as such Preferred Stock and, in the case of Excess Stock converted from Common Stock, ratably with each other holder of Common Stock and Excess Stock converted from Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of (i) Preferred Stock and Excess Stock thee outstanding (in the case of Excess Stock converted from

Preferred Stock) and (ii) Common Stock and Excess Stock then outstanding (in the case of Excess Stock converted from Common Stock).

Any liquidation distributions to be distributed with respect to Excess Stock shall be distributed in the same manner as proceeds from the sale of Excess Stock are distributed as set forth in Section 18 of this Article ~~VII~~VI.

Section 17.   Voting Rights for Excess Stock.   Any vote cast by a Purported Record Transferee of Excess Stock prior to the discovery by the Corporation that Equity Stock has been transferred in violation of the provisions of the Charter shall be void ab initio. While the Excess Stock is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Equity Stock which have been converted into shares of Excess Stock for the benefit of the Charitable Beneficiary.

Section 18.   Non-Transferability of Excess Stock.   Excess Stock shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Excess Stock to any Person if the shares of Excess Stock would not be Excess Stock in the hands of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Excess Stock shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Equity Stock that were converted into Excess Stock or, if the Purported Record Transferee did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Excess Stock held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record transferee to the Trustee pursuant to Section 15 of this Article ~~VII~~VI. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock and/or Preferred Stock, as applicable, and such shares of Common Stock and/or Preferred Stocks applicable, shall be transferred of record to the transferee of the interest in the Trust if such shares of Common Stock and/or Preferred Stock, as applicable, would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 20 of this Article ~~VII~~VI.

Section 19.   NYSE Transactions.   Nothing in this Article ~~VII~~VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The fact that the settlement of any transaction may occur shall not negate the effect of any other provision of this Article ~~VII~~VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article ~~VII~~VI.

Section 20.   Call by Corporation on Excess Stock.   Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share payable to the Purported Record Transferee equal to the leaser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Stock or Preferred Stock from which such Excess Stock was converted on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 15 of this Article ~~VII~~VI. The Corporation may pay the amount of such reductions to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Corporation’s receipt of notice pursuant to Section 5 of this Article ~~VII~~VI and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section 5 of this Article ~~VII~~VI, the date that the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 18 of this Article ~~VII~~VI.

Section 21.   Enforcement.   The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article ~~VII~~VI.

Section 22.   Non-waiver.   No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII~~ARTICLE VIII~~

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. Any amendment to the charter shall be valid only if approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

ARTICLE VIII~~ARTICLE IX~~

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article ~~IX~~VIII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article ~~IX~~VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD:  The foregoing amendment to and restatement of the Charter has been approved by a majority of the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH:  The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article III of the foregoing amended and restated Charter.

FIFTH:  The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amended and restated Charter.

SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amended and restated Charter.

SEVENTH:  The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing is 200,000,000, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, 25,000,000 shares of Preferred Stock, $0.01 par value per share and 75,000,000 shares of Excess Stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value is $2,000,000.

EIGHTH:  The undersigned Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, ~~I have signed~~the Corporation has caused these Articles of ~~Incorporation and acknowledge the same to be my act on this 9th day of June, 1997.~~Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this [    ] day of May, 2007.

~~James O’Connor~~

ATTEST:	SL GREEN REALTY CORP.

	By:	(SEAL)
Andrew S. Levine		Marc Holliday
Secretary		Chief Executive Officer

SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York  10170
Proxy for Annual Meeting of Stockholders to be held on May 24, 2007

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Stephen L. Green and Andrew S. Levine and either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of SL Green Realty Corp. held of record by the undersigned as of the close of business on March 20, 2007, on behalf of the undersigned at the annual meeting of stockholders to be held at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, 10:00 a.m., local time, on Thursday, May 24, 2007 and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is given, this proxy will be voted FOR the nominee of our Board of Directors listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.  In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof.  A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

SEE REVERSE
SIDE

Please vote and sign on other side and
return promptly in the enclosed envelope.

☒           Please mark your votes as in this example.

1.             To elect one Class I Director of our company to serve until the 2010 annual meeting of stockholders and until his respective successor is duly elected and qualified.

Nominees:  Edwin Thomas Burton, III

FOR	WITHHOLD
☐	☐

2.             To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.             To authorize and approve our Amended and Restated 2005 Stock Option and Incentive Plan in order to increase the number of shares that may be issued pursuant to such plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.             To authorize and approve articles of amendment and restatement of our Articles of Incorporation in order to (i) increase the number of authorized shares of common stock and (ii) make various ministerial changes to our current Articles of Incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.             To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholders, the proxy statement with respect thereto and our annual report to stockholders with respect to our 2006 fiscal year and hereby revoke(s) any proxy or proxies heretofore given.  This proxy may be revoked at any time before it is exercised.

☐            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:                                                                                                                              Date:

Note:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.